EXHIBIT 2.1

29 MARCH 2024
THE SELLERS details of whom are set out in Schedule 1 and Libertad Especia, S.L.U. (as the Buyer) and LIBERTY MEDIA CORPORATION (as LMC)
SHARE PURCHASE AGREEMENT related to DORNA SPORTS, S.L.
99 Bishopsgate London EC2M 3XF United Kingdom Tel: +44.20.7710.1000 www.lw.com Contact: David Walker

TABLE OF CONTENTS

Clause	Page

1.	DEFINITIONS AND INTERPRETATION	1

2.	SALE OF SHARES	17

3.	CONSIDERATION	18

4.	LEAKAGE	22

5.	CONDITIONS	27

6.	PRE-COMPLETION OBLIGATIONS	31

7.	COMPLETION	35

8.	POST-COMPLETION OBLIGATIONS	37

9.	WARRANTIES AND UNDERTAKINGS OF THE SELLERS AND LIMITATIONS ON LIABILITY	39

10.	WARRANTIES AND UNDERTAKINGS OF THE BUYER AND LMC	42

11.	ADDITIONAL WARRANTIES AND UNDERTAKINGS OF LMC	45

12.	MANAGEMENT seller representative	49

13.	matters among the sellers	50

14.	W&I INSURANCE	51

15.	CONFIDENTIALITY AND ANNOUNCEMENTS	52

16.	TERMINATION	54

17.	FURTHER ASSURANCE	57

18.	ENTIRE AGREEMENT AND REMEDIES	57

19.	POST-COMPLETION EFFECT OF AGREEMENT	59

20.	WAIVER AND VARIATION	59

21.	INVALIDITY	59

22.	ASSIGNMENT	59

23.	PAYMENTS, SET OFF AND DEFAULT INTEREST	60

24.	NOTICES	61

25.	COSTS	63

26.	RIGHTS OF THIRD PARTIES	63

27.	COUNTERPARTS; Electronic Contracting	63

28.	GOVERNING LAW AND JURISDICTION	64

29.	PROCESS AGENT	64

Schedule 1

PARTICULARS OF THE SELLERS

Schedule 2

PARTICULARS OF THE SUBSIDIARIES

Schedule 3

PRE-COMPLETION OBLIGATIONS

Schedule 4

COMPLETION OBLIGATIONS

Schedule 5

NON-ACCREDITED INVESTORS

THIS AGREEMENT (the “Agreement”) is made on 29 March 2024

BETWEEN

(1)	The person whose name and address is set out in Part 1 of Schedule 1 (the “Institutional Seller”);

(2)	The person whose name and address is set out in Part 2 of Schedule 1 (the “LX1 Seller”);

(3)	Each person whose name and address is set out in Part 3 of Schedule 1 (the “Management Sellers”);

(4)	LIBERTAD ESPECIA, S.L.U., a company incorporated in Spain with registered office at Calle del Príncipe de Vergara 112, 4.º, 28002 Madrid, Spain (the “Buyer”); and

(5)	LIBERTY MEDIA CORPORATION, a Delaware corporation whose principal offices are at 12300 Liberty Boulevard, Englewood, Colorado 80112, USA (“LMC”).

WHEREAS

(A)	The Sellers wish to sell and the Buyer wishes to acquire the Purchased Shares of the Company subject to the terms of this Agreement.

(B)	LMC has become a party to this Agreement for the purposes of its obligations in respect of the Consideration Shares on behalf of the Buyer and entering into the guarantee set out in Clause 11, among other matters.

IT IS AGREED THAT

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires:

“20-Day VWAP” means the average of the daily volume weighted average sales price per share of the Series C Formula One Stock on Nasdaq, as such daily volume weighted average sales price per share is displayed under the heading “Bloomberg VWAP” on Bloomberg page “FWONK.US <equity> AQR” (or (a) its equivalent successor if such page is not available or (b) if securities are issued in exchange or in substitution for the Series C Formula One Stock, the daily volume weighted average sales price per share of such securities on the principal exchange upon which such securities are traded as quoted on Bloomberg), rounded to four decimal places, in respect of the period from the scheduled opening of trading until the scheduled close of trading of the primary trading session and determined without regard to after-hours trading or any other trading outside the regular trading session trading hours, for each of the 20 consecutive trading days ending on and including the trading day immediately preceding the date of delivery of the Consideration Schedule (such date, the “Determination Date”);

“Additional Consideration” has the meaning given in Clause 3.1(d);

“Advisory Services Agreements” means the advisory services agreements entered into between the Company and Bridgepoint Advisers Limited and CPPIB Equity Investments Inc., respectively, each dated 14 February 2013, as amended from time to time to the date of this Agreement and disclosed in the Data Room;

“Affiliate” means:

(a)	in relation to the Institutional Seller:

(i)	CPP Investment Board Europe S.à r.l. and any subsidiary undertaking or parent undertaking of each such body corporate, and any subsidiary undertaking of any such parent undertaking, in each case from time to time (but, save for the purposes of Clause 4, shall exclude any investee or portfolio company of it or any of its Affiliates);

(ii)	any Fund of which that person, or any member of the Institutional Seller’s Group, is a general partner, trustee, nominee, investment manager, operator or investment advisor (in each case, whether solely or jointly with others);

(iii)	any group undertaking of any person referred to in paragraph (i) or (ii) above (excluding any investee or portfolio company of any person referred to in paragraph (i) or (ii) above, save for the purposes of Clause 4);

(iv)	any general partner, operator, trustee, nominee, investment adviser or manager of that person or of any member of the Institutional Seller’s Group or any Fund referred to in paragraph (ii) above;

(v)	any scheme under which certain officers, employees or partners of the Institutional Seller or of any member of the Institutional Seller’s Group are entitled (as individuals or through a body corporate or any other vehicle) to acquire shares in companies in which the Institutional Seller also invests, or any person (excluding natural persons) holding shares or other interests under such a scheme or entitled to the benefits of shares or other interests under such a scheme;

(vi)	any director, employee or partner of any of the above and any Connected Person of any such director, employee or partner;

(vii)	any nominee, trustee or agent or any other person acting on behalf of any person referred to in paragraphs (i) to (vi) above; and

(viii)	any Affiliate of any of the foregoing; and

(b)	in relation to any other person:

(i)	in the case of a person who is an individual, any spouse, civil partner, co-habitee and/or lineal descendants by blood or adoption (and including step-descendants and half-descendants) or any person or persons acting in its or their capacity as trustee or trustees of a trust of which such individual is a settler, in each case from time to time;

(ii)	in the case of a person which is a body corporate, any subsidiary undertaking or parent undertaking of that person and any subsidiary undertaking of any such parent undertaking (but, save for the purposes of Clause 4, shall exclude any investee or portfolio company of it or any of its Affiliates);

(iii)	in the case of a person which is a limited partnership, the partners of the person or their nominees or a nominee or trustee for the person, or any investors in a Fund which holds interests, directly or indirectly, in the limited partnership or any entity which manages and/or advises any such entity; and

(iv)	any Affiliate of any person in paragraphs (i) to (iii),

and in all cases excluding each Group Company, provided that neither the Institutional Seller nor any Affiliate of the Institutional Seller shall be an Affiliate of the LX1 Seller for the purposes of this Agreement;

“Affiliate Transfer” has the meaning given in Clause 10.8;

“Agreed Form” means, in relation to a document, the form of that document initialled by or on behalf of each of the parties for identification or otherwise agreed in writing by or on behalf of the Buyer, the Institutional Seller and a Management Seller Representative as being in Agreed Form;

“Agreed Leakage Amount” has the meaning given in Clause 4.4;

“Anti-trust Laws” means all Laws governing the conduct of any person in relation to restrictive or other anti-competitive agreements or practices (including cartels, pricing, resale pricing, market sharing, bid rigging, terms of trading, purchase or supply and joint ventures), abuse of dominant or monopoly market positions (whether held individually or collectively) and the control of acquisitions or mergers;

“Articles of Association” means the articles of association of the Company as amended or restated from time to time;

“Australian Regulatory Condition” has the meaning given in Clause 5.1(a)(iv);

“Bank Account” means, in respect of a payment to a person, the account as such person shall notify to the relevant payer(s) at least five Business Days before the relevant due date for such payment;

“Base Consideration” means €3,405,784,504.72;

“Brazilian Regulatory Condition” has the meaning given in Clause 5.1(a)(ii);

“Break Fee Refund Election Period” has the meaning given in Clause 16.2(c);

“Break Fee Refund Failure Event” has the meaning given in Clause 16.2(c);

“Break Fee Refund Notice” has the meaning given in Clause 16.2(c);

“Break Fee Refund Payment Period” has the meaning given in Clause 16.2(c);

“Business Day” means any day other than a Saturday, Sunday or public holiday in London, United Kingdom, New York, United States of America, Luxembourg, Grand Duchy of Luxembourg or Madrid, Spain;

“Buyer Break Fee” has the meaning given in Clause 16.2(c);

“Buyer Break Fee Trigger Event” has the meaning given in Clause 16.2(c);

“Buyer Group” means the Buyer and LMC and any subsidiary undertaking or parent undertaking of the Buyer or LMC, and any subsidiary undertaking of any such parent undertaking, in each case from time to time including, for the avoidance of doubt, the Group Companies from Completion;

“CADE” has the meaning given in Clause 5.1(a)(ii);

“Cash Consideration Percentage” means the percentage equal to 100 per cent. minus the Target Percentage;

“Cash Dividend Agreed Leakage Amount” has the meaning given in Clause 3.5(c);

“Change of Control” has the meaning given in the Existing Facilities Agreement;

“Change of Control Waiver” has the meaning given in Clause 6.5(a);

“Claim” means any claim by the Buyer or LMC against any Seller, whether in contract, tort or otherwise, for breach of the Transaction Documents (other than the Management Warranty Deed), but excluding any claims in respect of a breach of Clause 4;

“Closing 8-K” has the meaning given in Clause 8.8;

“CMA” has the meaning given in Clause 5.1(a)(iii);

“Company” means Dorna Sports, S.L., a private limited company (sociedad de responsabilidad limitada) incorporated in Spain, whose registered office is at Calle Príncipe de Vergara, 183, 28002 Madrid, Spain;

“Company Related Parties” has the meaning given in Clause 16.2(c);

“Competing Offer” has the meaning given in Clause 6.8;

“Completion” means completion of the sale and purchase of the Purchased Shares in accordance with Clause 7;

“Completion Cash Payment Amount” means (a) for each Seller other than the LX1 Seller, such Seller’s Determined Cash Consideration and (b) for the LX1 Seller, the LX1 Seller Consideration Amount;

“Completion Date” means the date on which Completion takes place;

“Completion Schedule” has the meaning given in Clause 6.2 (and for illustrative purposes only, a draft of the Completion Schedule has been prepared and is in Agreed Form);

“Conditions” has the meaning given in Clause 5.1;

“Confidential Information” has the meaning given in Clause 15.1(a);

“Connected Person’s Family” has the meaning given in the definition of “Connected Persons”;

“Connected Persons” means, in respect of a person: (i) which is a body corporate, its directors, officers and employees; and (ii) who is an individual:

(a)	the spouse or civil partner, parents and siblings (including step-siblings and half-siblings) and direct descendants of such individual and their respective spouses or civil partners, parents and siblings (including step-siblings and half-siblings) and direct descendants (together, the “Connected Person’s Family”);

(b)	any trust established by or for the benefit of that individual or a member of that individual’s Connected Person’s Family;

(c)	any undertaking which that individual or that individual’s Connected Person’s Family is able to exercise or control the exercise of a majority of the votes able to be cast at general meetings, or to appoint or remove directors holding a majority of voting rights at board meetings, in each case on all, or substantially all, matters;

(d)	any undertaking (other than any Group Company) of which that individual or a member of that individual’s Connected Person’s Family is a director;

(e)	any partnership or undertaking in which that individual or a member of that individual’s Connected Person’s Family has a direct or indirect economic interest, other than: (i) any Group Company; and (ii) any company listed on any recognised stock exchange in which such individual or such member of that individual’s Connected Person’s Family directly or indirectly holds or is interested in no more than 5 per cent. of the issued share capital; and

(f)	any nominee or trustee or agent acting on behalf of any person referred to in this definition,

provided that no Connected Person of the Institutional Seller shall be a Connected Person of the LX1 Seller for the purposes of this Agreement;

“Consideration” has the meaning given in Clause 3.1;

“Consideration Schedule” has the meaning given in Clause 3.3;

“Consideration Shares” means the aggregate Determined Share Consideration to be delivered under this Agreement;

“COVID-19” means SARS-COV 2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks;

“D&O Insurance” has the meaning given in Clause 8.4;

“Daily Amount” means €264,227.48;

“Data Room” means the online data room hosted by Datasite with the name “Project Spice” available at https://login.global.datasite.com/login/?flowId=4jG4P as at 11.59 p.m. on 26 March 2024, an index of which is attached to the Disclosure Letter, in Agreed Form, and the contents of which have been saved on four digital devices, one for the Buyer, one for the Institutional Seller, one for the Management Sellers and one to be deposited, on Completion, before the Notary in accordance with Clause 7.2 and Schedule 4;

“Debt Commitment Lenders” has the meaning given in Clause 10.7;

“Debt Commitment Letter” has the meaning given in Clause 10.7;

“Deducted Notional Cash Consideration” has the meaning given in Clause 3.2(d)(i);

“Deed of Sale” has the meaning given in paragraph 1.1(a)(ii) of Schedule 4;

“Determination Date” has the meaning given in the definition of “20-Day VWAP”;

“Determined Cash Consideration” has the meaning given in Clause 3.2(e);

“Determined Share Consideration” has the meaning given in Clause 3.2(g);

“Disclosed” means fairly disclosed (with sufficient detail to enable a reasonable buyer to identify the nature and scope of the matter disclosed and to form a view whether to exercise any rights in respect of such matter);

“Disclosed Net Transaction Bonuses” means the Disclosed Transaction Bonuses, and the associated employer national insurance contributions and apprenticeship levy (or equivalent employer contributions or employer portion of any analogous payroll or social security Taxes in any applicable jurisdiction), less an amount equal to any cash Tax saving reasonably expected to be actually realised by a Group Company as a result of utilising any Relief arising as a result of such Disclosed Transaction Bonuses in the accounting period current at Completion, any prior accounting period and/or the immediately subsequent accounting period;

“Disclosed Transaction Bonuses” means the Transaction Bonuses which are set out in the Completion Schedule;

“Disclosed Transaction Costs” means the Transaction Costs which are set out in the Completion Schedule;

“Draft Consideration Schedule” has the meaning given in Clause 3.2;

“EA02” has the meaning given in Clause 5.1(a)(iii);

“Encumbrance” means any interest or equity of any person (including any right to acquire, option, claim or right of pre-emption or first refusal or other third party right), any mortgage, debenture, charge, pledge, lien, assignment, hypothecation, security interest (of any kind, including any created by Law), title retention, equitable right, power of sale, voting agreement or any other security agreement, obligation or arrangement, but in all cases excluding the Permitted Encumbrances;

“Equity Percentage” means, for each Seller, its applicable percentage interest in the Company immediately prior to Completion as set out in column (7) of the updated Securities Schedule;

“EU Regulatory Condition” has the meaning given in Clause 5.1(a)(i);

“EUMR” has the meaning given in Clause 5.1(a)(i);

“Euro Share Price” has the meaning given in the definition of “Initial Consideration Shares”;

“EV to Equity Bridge” means the enterprise value to equity price bridge in Agreed Form;

“Exchange Act” means the Securities Exchange Act of 1934, as amended;

“Exchange Rate” means with respect to a particular currency for a particular day, the closing mid-point spot rate of exchange for that currency into Euros on such date as published in the London edition of the Financial Times first published thereafter or, where no such rate is published in respect of that currency for such date, at the rate quoted by Bloomberg as at the close of business in London as at such date, in either case quoted to the fourth decimal place;

“Existing Facilities Agreement” means the senior facilities agreement dated 2 March 2022 (as amended and/or amended and restated prior to the date hereof) between, among others, the Company and BNP Paribas S.A. as agent and security agent;

“Exiting RCF Lenders” has the meaning given in paragraph 2.1(b)(ii) of Schedule 4;

“Existing Revolving Facility Repayment Amount” means the aggregate amount (expressed in Euros), as set out in the Completion Schedule, required to be paid by the Company to the Exiting RCF Lenders to repay and discharge all amounts owing to the Exiting RCF Lenders under the Revolving Facility and all related obligations and liabilities under the Revolving Facility as at the Completion Date, including, to the extent owed to the Exiting RCF Lenders:

(a)	all amounts outstanding and unpaid, including all amounts of principal and accrued interest thereon (if any); and

(b)	any break or early redemption costs, penalties, close out amounts, interest, gross-up or other tax payments, indemnities, swap contracts, prepayment or release premiums, together with associated hedging arrangements and/or other fees, costs or expenses;

“Extended Trigger Event” has the meaning given in Clause 16.2(d);

“FDI Condition” means, collectively, the Italian FDI Condition and the Spanish FDI Condition;

“Formula One” means Formula One World Championship Limited;

“Formula One Group” has the meaning given in the Restated Certificate of Incorporation of LMC, effective as of 5:00 p.m. New York City time, on 3 August 2023;

“Fund” means any person, trust, partnership, superannuation scheme, pension fund, collective investment scheme, managed fund or other fund holding shares for investment purposes;

“GAAP” means United States generally accepted accounting principles and practices in effect from time to time.

“Governmental Authority” means any competent governmental, administrative, supervisory, regulatory, judicial, determinative, disciplinary, enforcement or tax raising body, authority, agency, board, department, court or tribunal of any jurisdiction and whether supranational, national, regional or local (to the extent that the rules, regulations or orders of such organisation or authority have the force of Law);

“Group” means the Company and each of the Subsidiaries;

“Group Company” means any member of the Group;

“Guaranteed Obligations” means all the Buyer’s obligations under or in respect of this Agreement;

“Independent Director” means Pilar Zulueta, or any other director that may replace her during the period from the date of this Agreement to Completion;

“Initial Cash Consideration” means an amount in Euros equal to the Cash Consideration Percentage of the Consideration;

“Initial Consideration Shares” means the number of shares of Series C Formula One Stock calculated by dividing (a) the Initial Share Consideration by (b) the 20-Day VWAP expressed in Euros (calculated into Euros at the Exchange Rate as of the Determination Date) (such result in clause (b), the “Euro Share Price”);

“Initial Share Consideration” means an amount in Euros equal to the Target Percentage of the Consideration;

“Information” has the meaning given in Clause 9.5;

“Institutional Directors” means each of William Jackson, William Paul, José-Maria Maldonado, Normand Legault and Nick Senst, or any other directors that may replace them during the period from the date of this Agreement to Completion;

“Institutional Seller’s Group” means, in relation to the Institutional Seller:

(a)	the Institutional Seller, any of its subsidiary undertakings, any parent undertaking of the Institutional Seller and any subsidiary undertaking of any such parent undertaking, in each case whether direct or indirect;

(b)	any person or entity for whom the Institutional Seller holds Shares as trustee or nominee or in any similar capacity, together with any subsidiary undertaking of that person, any parent undertaking of that person and any subsidiary undertaking of any such parent undertaking, in each case whether direct or indirect; and

(c)	its Affiliates,

in each case, from time to time, but excluding: (i) save for the purposes of Clause 4, any investee or portfolio company thereof; and (ii) each Group Company;

“IP Licence” has the meaning ascribed to such term in the Management Warranty Deed;

“Irrecoverable VAT” means any amount in respect of VAT which a person has incurred and which neither that person nor the representative member of the VAT group of which such person is a member is, using reasonable endeavours, able to recover (by way of credit, repayment, refund or otherwise) from any relevant Tax Authority pursuant to and determined in accordance with any relevant law;

“Italian FDI Condition” has the meaning given in Clause 5.1(a)(vi);

“Italian FDI Rules” means, collectively: (i) the Law Decree no. 21, dated March 15, 2012, as converted into law and amended by Law no. 56, dated May 11, 2012; (ii) the Law Decree no. 105, dated September 21, 2019, as converted into law and amended by Law no. 133, dated November 18, 2019; (iii) the Law Decree no. 23, dated April 8, 2020, as converted into law by Law no. 40, dated June 5, 2020; (iv) the Law Decree no. 21, dated March 21, 2022, as converted into law by Law no. 51, dated May 20, 2022; (v) the Law Decree no. 187, dated December 5, 2022, as converted into law by Law no. 10 of February 1, 2023; and (vi) the Law Decree no. 104, dated August 10, 2023, as converted into law by Law no. 136, dated October 9, 2023, each as subsequently restated, amended, and supplemented from time to time by specific decrees of the President of the Italian Republic and decrees of the President of the Council of Ministers;

“Italian Foreign Investment Authority” has the meaning given in Clause 5.1(a)(vi);

“KYC Information Requests” has the meaning given in Clause 6.4(b);

“Law 19/2003” means Spanish Law 19/2003 of 4 July, on the Legal System of Transfers of Capital and Financial Transactions with Foreigners (Ley 19/2003, de 4 de julio, sobre régimen jurídico de los movimientos de capitales y de las transacciones económicas con el exterior), as amended and restated from time to time;

“Laws” means all applicable laws, legislation, statutes, directives, regulations, judgments, decisions, decrees, orders, injunctions, instruments, by-laws, and other legislative measures or decisions, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil or other codes having the force of law;

“Leakage” has the meaning given in Clause 4.10;

“LMC Related Parties” has the meaning given in Clause 16.2(c);

“LMC SEC Documents” has the meaning given in Clause 11.1(h);

“Locked Box Accounts” means the accounts of the Group in respect of the 12 months ended on the Locked Box Date contained in folder 1.14.15 of the Data Room;

“Locked Box Date” means 31 December 2023;

“Longstop Date” means 5.00 p.m. on 31 December 2024, as may be extended by the Buyer in accordance with Clause 5.5, or such later time and date as may be agreed in writing between the Institutional Seller and the Buyer in accordance with Clause 5.5;

“Losses” means all costs, losses, liabilities, damages, claims, demands, proceedings, expenses, fines, penalties and legal and other professional fees;

“LTIP Bonuses” means the aggregate amount of the bonuses payable pursuant to the long-term cash incentive plan of the Company approved by the Company’s board of directors on 3 July 2019, as amended by the Company’s board of directors on 2 March 2023;

“LX1 Seller Consideration Amount” means an amount in Euros equal to the Consideration multiplied by the LX1 Seller’s Equity Percentage;

“Management Directors” means Enrique Aldama Orozco and Carmelo Ezpeleta Peidro, or any other directors that may replace them during the period from the date of this Agreement to Completion;

“Management Seller Representative” has the meaning given in Clause 12.1;

“Management Warranty Deed” means the management warranty deed entered into by the Warrantors (as defined therein) and the Buyer on or around the date of this Agreement;

“Material Contracts” means the schedule, in Agreed Form, setting out the material contracts of the Group for the purposes of paragraph 1.1(e)(xvi) of Schedule 3;

“Material Obligations” means:

(a)	in respect of a Seller, its obligations under paragraph 1.1 (other than paragraph 1.1(c)(ii)) of Schedule 4;

(b)	in respect of the Buyer, its obligations under paragraphs 2.1(a), 2.1(b)(i) and 2.1(b)(iii)(B) of Schedule 4; and

(c)	in respect of LMC, its obligations under paragraphs 2.2(a), 2.2(b), 2.2(c) and 2.2(d)(i) of Schedule 4;

“Nasdaq” means the Nasdaq Global Select Market, any successor stock exchange operated by The Nasdaq Stock Market LLC or any successor thereto;

“Net Ratchet Bonus” means, in respect of a Ratchet Manager, the aggregate amount payable to such Ratchet Manager pursuant to the Ratchet Agreements in connection with, or as a result of, the Transaction, less the proportion of the Ratchet Withholding Tax Liability the Institutional Seller is required to deduct from such amount in accordance with the Ratchet Agreements (without double counting);

“New Shareholders’ Agreement” means the shareholders’ agreement to be entered into by the Buyer, the Company and the Specified Rollers on the date of this Agreement, and all other Rollover Management Holders no later than two Business Days prior to the delivery of the Completion Schedule pursuant to Clause 6.2, the effectiveness of which is and shall remain subject to and conditional upon Completion occurring in accordance with the terms of this Agreement (save only for those clauses that shall become effective on the date of this Agreement, as provided for in the New Shareholders’ Agreement);

“Non-Rolling Shareholder” has the meaning given in Clause 3.2(b)(ii);

“Notary” means any of the Madrid (Spain) public notaries, of Serrano 30 C.B., or any other Spanish public notary as shall be notified in writing by the Buyer to the Institutional Seller and the Management Seller Representatives not less than 15 Business Days prior to the Completion Date, acting reasonably and after having consulted in good faith with the Institutional Seller and a Management Seller Representative;

“Notified Leakage” has the meaning given in Clause 4.5;

“Notional Cash Consideration” has the meaning given in Clause 3.2(c);

“Notional Consideration Shares” has the meaning given in Clause 3.2(a);

“Owned IP” has the meaning ascribed to such term in the Management Warranty Deed;

“Paying Agent” means J.P. Morgan SE - Luxembourg Branch or one of its Affiliates or, subject to the written consent of the Buyer (such consent not to be unreasonably withheld, conditioned or delayed), any other person as may be notified to the Buyer by the Institutional Seller in the Completion Schedule;

“Paying Agent’s Bank Account” means the account of the Paying Agent as notified to the Buyer in the Completion Schedule or such other account as the Institutional Seller shall notify to the relevant payer(s) at least 10 Business Days before the relevant due date for a relevant payment;

“Paying Agent Completion Wire” means the sum of the amount payable to the Paying Agent’s Bank Account under Clause 3.5(a);

“Permitted Encumbrances” means any mortgage, debenture, charge, pledge, lien, assignment, hypothecation, security interest (of any kind, including any created by Law) granted by the Sellers and/or any Group Company in connection with the Existing Facilities Agreement;

“Permitted Leakage” has the meaning given in Clause 4.11;

“Permitted Rights” means:

(a)	in respect of each Management Seller, an Affiliate of such Management Seller or a Connected Person of any of the foregoing, all claims, proceedings, suits or actions that exist or may exist at Completion in connection with the ordinary course of such person’s employment or engagement by any Group Company (including in respect of any unpaid remuneration, benefits or expenses in connection with such employment or engagement); and

(b)	in respect of each Seller, an Affiliate of such Seller or a Connected Person of any of the foregoing:

(i)	any Permitted Leakage paid or due to such person; and

(ii)	any other amounts expressly due to be paid to such person under any of the Transaction Documents;

“Pre-Completion Shares” means, for an applicable Seller, such number of Shares held by such Seller immediately prior to Completion as reflected in the Securities Schedule;

“Pro-Rata Consideration Amount” means an amount in Euros for an applicable Seller equal to the Consideration multiplied by the Seller’s Equity Percentage;

“Purchased Shares” means, for each Seller, such Seller’s Pre-Completion Shares minus such Seller’s Rollover Company Shares, if any;

“Purchased Shares Consideration” has the meaning given in Clause 3.1;

“Ratchet Agreements” means the respective ratchet agreements entered into between the Institutional Seller and the Ratchet Managers, among others, each dated 14 February 2019 and contained in folder 1.4.1 of the Data Room;

“Ratchet Manager” means those Management Sellers who are entitled to a Net Ratchet Bonus pursuant to the Ratchet Agreements, as set out in column (8) of the updated Securities Schedule forming part of the Completion Schedule;

“Ratchet Withholding Tax Liability” means the aggregate amount of Spanish withholding tax that the Institutional Seller is required to deduct from the amounts payable to the Ratchet Managers in connection with, or as a result of, the Transaction pursuant to the Ratchet Agreements (without double counting);

“Registrable Securities” means the Consideration Shares to be issued in connection with this Agreement, including any shares issued or issuable with respect to any Consideration Shares by way of a stock dividend or distribution or stock split (whether forward or reverse) or in exchange for such shares or otherwise in connection with a combination of shares, distribution, recapitalisation, merger, consolidation, other reorganisation or other similar event with respect to the Consideration Shares; provided, however, that the Consideration Shares shall cease to be Registrable Securities hereunder if and when:

(a)	such Registrable Securities have been sold, transferred or otherwise disposed of pursuant to an effective registration statement registering such Registrable Securities (or the resale thereof) under the Securities Act;

(b)	such Registrable Securities have been sold, transferred or otherwise disposed of pursuant to Rule 144 of the Securities Act (“Rule 144”); or

(c)	with respect to the Registrable Securities held by a particular Management Seller, such Management Seller has held such Registrable Securities for at least one year and holds a number of Registrable Securities less than the number of shares of Consideration Shares that can be sold by such Management Seller in a single 90-day period pursuant to Rule 144 (including Rule 144);

“Registration Rights Agreement” means the registration rights agreement, in the Agreed Form, to be entered into between the Institutional Seller and LMC on Completion;

“Registration Statement” means the Shelf Registration Statement (as defined in the Registration Rights Agreement) as contemplated to be filed pursuant to the Registration Rights Agreement;

“Regulation S” means Regulation S under the Securities Act;

“Regulatory Condition” means, collectively, the EU Regulatory Condition, the Brazilian Regulatory Condition, the UK Regulatory Condition, and the Australian Regulatory Condition;

“Relevant Majority” has the meaning given in Clause 12.2;

“Relevant Person” has the meaning given in Clause 10.3;

“Relevant Proportion” means, in respect of each Seller, the percentage set out against such Seller’s name as its Relevant Proportion in the Securities Schedule and as updated in the updated Securities Schedule which forms a part of the Completion Schedule;

“Relevant Seller” has the meaning given in Clause 4.4;

“Relief” means:

(a)	any loss, relief, allowance or credit, in respect of any Tax and any deduction in computing income, profits or gains for the purposes of any Tax; or

(b)	any right to a refund or repayment of Tax,

and any reference to the use or set off of a Relief shall be construed accordingly;

“Representatives” means:

(a)	in relation to the Buyer, any member of the Buyer Group and their respective directors, officers, employees, agents, consultants, advisers, auditors and accountants; and

(b)	in relation to any other person, its Affiliates and its and their respective directors, managers, officers, employees, agents, consultants, advisers, auditors and accountants;

“Requested Rollover Percentage” means for each Management Seller, the percentage of such Management Seller’s Pro-Rata Consideration Amount that such Management Seller has requested to retain in equity of the Company, provided, that (a) with respect to Carmelo Ezpeleta Peidro, Jerinovel, S.L., Enrique Aldama Orozco and Carlos Ezpeleta González, such percentage shall be as reflected in the indicative Consideration Schedule in the Agreed Form as of the date of this Agreement, subject to adjustment at the election of such Management Seller only with the consent of the Buyer in its sole discretion and (b) with respect to any other Management Seller, such percentage of such Management Seller’s Pro-Rata Consideration Amount as is requested by such Management Seller by notifying the Buyer not later than 45 days after the date of this Agreement, subject to the consent or reduction by the Buyer in its sole discretion, provided, however, that any Management Seller’s Requested Rollover Percentage shall be reduced to zero if such Management Seller has not delivered to the Buyer a duly executed counterpart to the New Shareholders’ Agreement at least two Business Days prior to the delivery of the Completion Schedule pursuant to Clause 6.2. If a Management Seller’s Requested Rollover Percentage is less than the Target Percentage, it shall be reduced to zero;

“Restricted Business” means any business active in the European Union, Brazil, Australia or the United Kingdom engaged in commercial exploitation of rights related to motorcycling racing;

“Revolving Facility” has the meaning given in the Existing Facilities Agreement;

“Revolving Facility Put Right” means the put option pursuant to the terms of clause 12.1 (Exit) of the Existing Facilities Agreement granting each lender under the Revolving Facility the right to cancel their commitments under the Revolving Facility and for all amounts outstanding to such lender under the Revolving Facility to be repaid in full upon the occurrence of a Change of Control;

“Rollover Company Shares” means for each Rollover Management Holder, a number of Shares equal to such Seller’s Pre-Completion Shares multiplied by such Seller’s Requested Rollover Percentage, rounded to the nearest share with amounts 0.5 and above rounded up;

“Rollover Consideration Share Reduction” has the meaning given in Clause 3.2(b)(i);

“Rollover Management Holder” has the meaning given in Clause 3.2(b)(i);

“Royal Decree 571/2023” means Spanish Royal Decree 571/2023 of 4 July on foreign investments (Real Decreto 571/2023, de 4 de julio, sobre inversiones exteriores), as amended and restated from time to time;

“Rule 144” has the meaning given in the definition of Registrable Securities;

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended;

“Scheduled Completion Date” has the meaning given in Clause 7.6;

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the Securities Act of 1933, as amended;

“Securities Schedule” means the schedule in Agreed Form setting out, among other things, details of the Shares held by each Seller as of the date of this Agreement and each Seller’s Equity Percentage as at the date of this Agreement and, subject to being updated in accordance with Clause 6.2(e), the details of the Pre-Completion Shares held by each Seller as of immediately prior to Completion and each Seller’s Equity Percentage as of immediately prior to Completion;

“Sellers” means the Institutional Seller, the LX1 Seller and the Management Sellers;

“Sellers’ Bank Account” means, in respect of any payment of the Upfront Amount or the Buyer Break Fee to the Sellers, such account as the Institutional Seller shall notify to LMC at least 10 Business Days before the relevant due date for such payment;

“Sellers’ Non-Compliance Event” has the meaning given in Clause 16.2(c);

“Senior Management Seller” means Carmelo Ezpeleta Peidro and Enrique Aldama Orozco;

“Series C Formula One Stock” means Series C Liberty Formula One common stock, par value $0.01 per share, of LMC, as constituted on the date of this Agreement, and any securities issued in exchange or in substitution therefor (including as a result of any split, combination, reclassification, subdivision or recapitalisation from the date of this Agreement to Completion);

“Share Sale” has the meaning given in Clause 2.1;

“Shareholders’ Agreement” means the shareholders’ agreement related to the Company dated 14 February 2019 between, among others, each Seller and the Company;

“Shares” means the shares of €1.00 each in the capital of the Company, as set out in the Securities Schedule;

“Spanish Company Act” means the Spanish Legislative Royal Decree 1/2010 of July 2nd enacting the consolidated text of the Capital Companies Act;

“Spanish FDI Condition” has the meaning given in Clause 5.1(a)(v);

“Spanish FDI Rules” has the meaning given in Clause 5.1(a)(v);

“Spanish Foreign Investment Authority” has the meaning given in Clause 5.1(a)(v);

“Specified Change of Control Event” has the meaning given in the Existing Facilities Agreement;

“Specified Change of Control Notification” has the meaning given in Clause 6.4(a);

“Specified Roller” means each of Carmelo Ezpeleta Peidro, Jerinovel, S.L., Enrique Aldama Orozco and Carlos Ezpeleta González;

“Subsidiary” means the companies whose details are set out in Schedule 2 and any other subsidiary undertaking of the Company from time to time;

“Surplus Cash” means, with respect to each Rollover Management Holder, an amount equal to (a) such Rollover Management Holder’s Pro-Rata Consideration Amount multiplied by (b) the percentage equal to the difference between such Rollover Management Holder’s Requested Rollover Percentage and the Target Percentage;

“Surviving Provisions” means Clauses 1, 11.5 to 11.12, 15, 16.2, 18 and 20 to 29;

“Target Percentage” means twenty-five (25) per cent; provided that if the percentage of the Initial Share Consideration is decreased pursuant to Clause 3.8, then the Target Percentage will be the decreased percentage for the Initial Share Consideration as determined pursuant to Clause 3.8;

“Tax” means: (a) all taxes, levies, imposts, duties, fees and other similar charges, deductions or withholdings, including, without limitation, taxes on gross or net income, profits or gains, taxes on receipts, sales, use, occupation, development, franchise, employment (including national insurance and other social security contributions), payroll, transfer, occupancy, value added, personal property, and excise taxes, and all penalties, charges, additions and interest relating to any of the foregoing; and (b) any liability for any item described in paragraph (a) as a result of being or having been a member of an affiliated, aggregate, combined, consolidated, unitary or similar group, as a transferee or successor, pursuant to any contractual obligation or otherwise (and “Taxes” and “Taxation” shall be construed accordingly);

“Tax Authority” means any tax, revenue or fiscal authority and any other statutory, governmental (local or central), state, federal, provincial, regional or municipal authority, body, court, tribunal or official whatsoever (whether within or outside Spain) competent to impose, administer, levy, assess or collect Tax or make any decision or ruling on any matter relating to Tax;

“Tax Return” means any return, declaration, report, notice, claim for refund, information or statement relating to Tax, including any schedule, supplement or attachment thereto, including any amendment thereof;

“Transaction” means the transactions contemplated by this Agreement and/or the other Transaction Documents or any part thereof;

“Transaction Bonuses” means the amount of any bonuses, incentives or commission or other compensation (including any transaction bonuses, discretionary bonuses or retention bonuses, change of-control payments, severance payments or other payments, for management) created or accelerated or paid or made or declared to be treated as paid or made, or to be paid or made to any current or former director, officer, consultant or employee of any Group Company or their Affiliates since the Locked Box Date by any Group Company in connection with, or as a result of, the Transaction;

“Transaction Costs” means the amount of any professional (including investment bankers, brokers, lawyers, accountants and other advisors) or other fees, costs and expenses (for the avoidance of doubt, including disbursements) paid or agreed to be paid or incurred or owing (whether or not invoiced or billed prior) since the Locked Box Date by a Group Company in connection with the Transaction including, without limitation, Irrecoverable VAT with respect thereto, but excluding any VAT other than any Irrecoverable VAT;

“Transaction Documents” means this Agreement, the Management Warranty Deed, the Registration Rights Agreement and any other documents in Agreed Form or required to be entered into pursuant to this Agreement other than the New Shareholders’ Agreement;

“Transfer Taxes” has the meaning given in Clause 25.2;

“UK Regulatory Condition” has the meaning given in Clause 5.1(a)(iii);

“Upfront Amount” means €126,000,000;

“Upfront Amount Refund Election Period” has the meaning given in Clause 16.2(d);

“Upfront Amount Refund Failure Event” has the meaning given in Clause 16.2(d);

“Upfront Amount Refund Notice” has the meaning given in Clause 16.2(d);

“Upfront Amount Refund Payment Period” has the meaning given in Clause 16.2(d);

“U.S. Person” has the meaning set forth in Rule 902(k) of Regulation S;

“VAT” means value added tax or any similar Tax, whether chargeable in Spain or elsewhere;

“W&I Policy” means any warranty and indemnity insurance policy procured by the Buyer or any of its Affiliates in respect of the Transaction;

“Warranty” means those Seller warranties set out in Clause 9.1;

“Warranty Claim” means any claim by the Buyer against any Seller, whether in contract, tort or otherwise, for breach of the Warranties set out in Clauses 9.1(a) to 9.1(g); and

“Working Hours” means 9:30 am to 5:30 pm (based on the time at the location of the address of the recipient of the relevant notice) on a Business Day.

1.2	In this Agreement, unless the context otherwise requires:

(a)	“undertaking” and “group undertaking” shall be construed in accordance with section 1161 of the Companies Act 2006, “holding company” and “subsidiary” shall be construed in accordance with section 1159 of the Companies Act 2006 and “subsidiary undertaking” and “parent undertaking” shall be construed in accordance with section 1162 of the Companies Act 2006;

(b)	every reference to a particular Law shall be construed also as a reference to all other Laws made under the Law referred to and to all such Laws as amended, re-enacted, consolidated or replaced or as their application or interpretation is affected by other Laws from time to time and whether before or after Completion;

(c)	references to Clauses and Schedules are references to clauses of and schedules to this Agreement, references to paragraphs are references to paragraphs of the Schedule in which the reference appears and references to this Agreement include the Schedules;

(d)	references to one gender include any other gender;

(e)	references to a “party” means a party to this Agreement and includes its successors in title, personal representatives and permitted assigns;

(f)	references to a “person” includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality;

(g)	references to a “company” includes any company, corporation or other body corporate wherever and however incorporated or established;

(h)	references to the phrase “to the extent that” are a matter of degree and are not synonymous with “if”;

(i)	references to “Euros”, “EUR” or “€” are references to the lawful currency from time to time of the European Union;

(j)	references to “US Dollars”, “USD” or “$” are references to the lawful currency from time to time of the United States of America;

(k)	for the purposes of applying a reference to a monetary sum expressed in Euros, an amount in a different currency shall be deemed to be an amount in Euros translated at the Exchange Rate at the relevant date;

(l)	references to times of the day are to London time unless otherwise stated;

(m)	references to writing shall include any modes of reproducing words in a legible and non-transitory form, including, for the avoidance of doubt, e-mail;

(n)	references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court official or any other legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

(o)	words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things;

(p)	general words shall not be given a restrictive meaning solely because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation;

(q)	where this Agreement requires any party to reimburse or indemnify another party for any cost, expense or liability, references to such “costs”, “expenses” and/or “liabilities” (or similar phrases or expressions) incurred by a person shall include Irrecoverable VAT with respect thereto but shall not include any amount in respect of VAT other than Irrecoverable VAT;

(r)	a procuring obligation:

(i)	subject to Clauses 1.2(r)(ii) and 1.2(r)(iii), where used in the context of any Seller, means that such Seller undertakes to exercise its voting rights, contractual rights and other powers as are vested in it from time to time in its capacity as a shareholder and/or, subject to any relevant fiduciary duties as a director, a director, as the case may be, of the Company, to ensure, so far as it is able, compliance with that obligation;

(ii)	where used in Clause 6 or Schedule 3 in the context of any Seller who is a director, officer or employee of a Group Company, means that such Seller undertakes to take such action as is available to such Seller within the scope of such Seller’s authority as a director, officer or employee of any Group Company (and which is not inconsistent with such Seller’s fiduciary duties, if any) to ensure compliance with that obligation; and

(iii)	where used in Clause 6.1(b) in the context of the Institutional Seller, means the Institutional Seller undertakes not to exercise any voting or other rights which may have been conferred on it under the Articles of Association or the Shareholders’ Agreement to approve or require any matter which is contrary to paragraph 1.1 of Schedule 3;

(s)	the expression “on an after-Tax basis” means, in relation to a liability to make a payment, after taking into account in calculating the amount due in respect of such liability the Taxation borne or to be borne by the recipient on or in respect of the payment (including, without limitation, any applicable withholding Tax or deduction for Tax thereon), with the intent that the recipient shall not be in any worse position than the recipient would have been had the relevant payment not been subject to Taxation;

(t)	references to “shares” of Series C Formula One Stock or analogous phrases shall be to whole numbers of shares, rather than fractions of shares; and

(u)	references to a sale with “full title guarantee” in Clause 2.1 means with the benefit of the implied covenants set out in Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994 when a disposition is expressed to be made with full title guarantee.

1.3	The headings and sub-headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

1.4	Each of the schedules to this Agreement shall form part of this Agreement.

1.5	References to a document (including this Agreement) include such document as amended or varied in accordance with its terms.

1.6	All warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one Seller under this Agreement are, unless otherwise stated, given or entered into severally and not jointly and severally and accordingly the liability of each Seller in respect of any breach of any such obligation, undertaking or liability shall extend only to any loss or damage arising from its own breach. The Buyer may in its absolute discretion release, compound, or compromise or give time or indulgence in relation to the liability of certain Sellers without in any way prejudicing or affecting its rights against the other Sellers.

2.	SALE OF SHARES

2.1	On the terms set out in this Agreement, each Seller shall sell and the Buyer shall purchase the legal and beneficial interest in the Purchased Shares set out against such Seller’s name in the Consideration Schedule with effect from Completion, with full title guarantee, free from all Encumbrances, together with all rights attaching to such Purchased Shares as at Completion (including all dividends and distributions declared, accrued, paid or made in respect of such Purchased Shares after the Completion Date, provided that, for the avoidance of doubt, any such dividends or distributions declared, accrued, paid or made in respect of such Purchased Shares from and excluding the Locked Box Date to and including Completion shall constitute Leakage) (such sale and purchase, the “Share Sale”).

2.2	Each Seller irrevocably waives any right of pre-emption, first refusal, right to acquire, tag along right, or other restriction on transfer in respect of the Shares conferred on it under the Articles of Association, any agreement or otherwise, in connection with the Transaction, without prejudice to the provisions included in Clause 6.6 of this Agreement.

2.3	The parties agree and acknowledge that the issuance of the Consideration Shares directly by LMC in accordance with Clause 3.5(b) shall be at the Buyer’s direction for and on behalf of the Buyer and in partial fulfilment of the Buyer’s obligations under Clause 2.1. The Buyer hereby irrevocably gives such direction and LMC hereby irrevocably accepts such direction on and subject to the terms of this Agreement.

3.	CONSIDERATION

3.1	The aggregate consideration (the “Consideration”) shall be the sum of:

(a)	the Base Consideration; minus

(b)	the Disclosed Net Transaction Bonuses; minus

(c)	the Disclosed Transaction Costs; plus

(d)	an amount of additional consideration equal to the Daily Amount multiplied by the number of days from (and excluding) the Locked Box Date up to (and including) the Completion Date, or, if Completion is deferred by the Buyer in the case of non-compliance by a Seller pursuant to Clause 7.6(a), the Scheduled Completion Date (the “Additional Consideration”).

The consideration for the Share Sale (the “Purchased Shares Consideration”) shall be equal to the aggregate of the Completion Cash Payment Amounts for all Sellers and the Consideration Shares.

3.2	Five Business Days prior to Completion, the Buyer shall provide the Institutional Seller and the Management Seller Representatives with a schedule in writing (the “Draft Consideration Schedule”) setting out the following:

(a)	a column, on a Seller by Seller basis, setting out the notional number of Initial Consideration Shares allocable to each Seller which number shall be the result of multiplying the Initial Consideration Shares by each Seller’s Equity Percentage (such notional number of Initial Consideration Shares for each Seller, the “Notional Consideration Shares”);

(b)	a column, on a Seller by Seller basis, setting out:

(i)	for each Management Seller whose Requested Rollover Percentage is not zero (each such Seller, a “Rollover Management Holder”), a reduction of their Notional Consideration Shares to zero (such reduction, the “Rollover Consideration Share Reduction”); and

(ii)	for each Seller that is not a Rollover Management Holder (each such Seller, a “Non-Rolling Shareholder”), no Rollover Consideration Share Reduction;

(c)	a column, on a Seller by Seller basis, setting out the notional Initial Cash Consideration allocable to each Seller which amount shall be the result of multiplying the Initial Cash Consideration by each Seller’s Equity Percentage (such amount for each Seller, the “Notional Cash Consideration”);

(d)	a column, on a Seller by Seller basis, setting out:

(i)	for each Rollover Management Holder, the applicable amount of the Surplus Cash which will function as a reduction to the Notional Cash Consideration applicable to such Rollover Management Holder (such amount, the “Deducted Notional Cash Consideration”); and

(ii)	for each Seller who is a Non-Rolling Shareholder, no Deducted Notional Cash Consideration;

(e)	a column, on a Seller by Seller basis, setting out the aggregate amount of cash payable to each Seller which amount shall be equal to (i) the applicable Notional Cash Consideration, minus (ii) the applicable Deducted Notional Cash Consideration, if anything (such amount for each Seller, the “Determined Cash Consideration”);

(f)	a column, on a Seller by Seller basis, setting out each Seller’s Completion Cash Payment Amount, rounded to the nearest 0.01 Euro, with amounts 0.005 and above rounded up;

(g)	a column, on a Seller by Seller basis, setting out (i) for each Non-Rolling Shareholder, the aggregate number of shares of Series C Formula One Stock to be issued and allotted to each Non-Rolling Shareholder, which number shall be equal to the applicable Notional Consideration Shares for such Non-Rolling Shareholder rounded to the nearest share with amounts 0.5 and above rounded up, and (ii) for each Rollover Management Holder, no shares of Series C Formula One Stock (such amount for each Seller, the “Determined Share Consideration”);

(h)	a column, on a Seller by Seller basis, setting out the Purchased Shares to be sold by each Seller upon Completion;

(i)	a column, on a Seller by Seller basis, setting out:

(i)	for each Rollover Management Holder, the number of Rollover Company Shares to be retained by such Rollover Management Holder, and

(ii)	for each Non-Rolling Shareholder, no Rollover Company Shares; and

(j)	the amount of the Paying Agent Completion Wire,

together with reasonable supporting information for the calculation of the above items for the review of the Institutional Seller and the Management Seller Representatives. For the purposes of the calculations in the Draft Consideration Schedule, the Determination Date for the 20-Day VWAP shall be deemed to refer to the trading day immediately preceding the date of delivery of the Draft Consideration Schedule. The Institutional Seller, the Management Seller Representatives and the Buyer shall cooperate in good faith to resolve any discrepancies in the Draft Consideration Schedule.

3.3	Two Business Days prior to Completion, the Buyer shall provide the Institutional Seller and the Management Seller Representatives with an updated version of the Draft Consideration Schedule in writing including updated calculations of the items set out in Clause 3.2 based on the actual Determination Date of the 20-Day VWAP in accordance with the definition of that term (as updated, the “Consideration Schedule”), which shall supersede and replace the Draft Consideration Schedule, together with reasonable supporting information for the calculation of those items for the review of the Institutional Seller and the Management Seller Representatives. The Institutional Seller, the Management Seller Representatives and the Buyer shall cooperate in good faith to resolve any discrepancies in the Consideration Schedule.

3.4	Notwithstanding Clause 3.2 and 3.3, to the extent the items listed in the Draft Consideration Schedule or the Consideration Schedule would cause an allocation and allotment of Determined Share Consideration to the LX1 Seller, the LX1 Seller will instead receive a cash payment in lieu of such Determined Share Consideration such that the entirety of the LX1 Seller Consideration Amount is paid in cash. The Draft Consideration Schedule and the Consideration Schedule shall be prepared in good faith by the Buyer and in accordance with this Agreement and the same principles and equivalent calculations used and applied in preparing the indicative Consideration Schedule which is in Agreed Form as of the date of this Agreement.

3.5	The Purchased Shares Consideration shall be satisfied at Completion by the Buyer and LMC (on behalf of the Buyer) as follows:

(a)	the Buyer shall, pursuant to the direction in Clause 3.6, pay an amount equal to the sum of each Seller’s Completion Cash Payment Amount as set out in the Consideration Schedule to the Paying Agent’s Bank Account, less any amounts agreed to be deducted under Clause 3.5(c) and/or 3.5(d) (as applicable);

(b)	subject to Clause 6.3, LMC (on behalf of and at the direction of the Buyer) shall issue and allot to the Institutional Seller and each Management Seller such Seller’s Determined Share Consideration free from Encumbrances (other than Encumbrances directly resulting from the requirements of the U.S. federal securities laws) and including the right to receive all dividends, distributions or any return of capital declared, paid or made by LMC on or after the date of issue and allotment of such Determined Share Consideration to the applicable Seller, in accordance with Clause 7.2(c) and paragraph 2 of Schedule 4, less any amounts agreed to be deducted under Clause 3.5(d);

(c)	if and to the extent any Agreed Leakage Amount is in respect of any cash dividends, distributions, redemptions, return of capital or similar such payments (or Taxes imposed thereon or with respect thereto) constituting Leakage under Clause 4.10(a), 4.10(b) and/or 4.10(n) (a “Cash Dividend Agreed Leakage Amount”), the Buyer and LMC shall deduct such Cash Dividend Agreed Leakage Amount from the Completion Cash Payment Amount payable to the Relevant Seller under Clause 3.5(a), which in each case shall discharge the Relevant Seller’s obligation to make payment of such Cash Dividend Agreed Leakage Amount pursuant to Clause 4.2 to the extent of the deduction. If, for any Relevant Seller, the Cash Dividend Agreed Leakage Amount exceeds such Seller’s Completion Cash Payment Amount (which excess shall be equal to the full Cash Dividend Agreed Leakage Amount in the case of any Seller that does not have a Completion Cash Payment Amount), the Buyer may in its sole discretion elect: (i) that such Seller shall pay such excess in cash to the Buyer within five Business Days following Completion; (ii) that the Buyer and LMC shall deduct such excess from such Seller’s Determined Share Consideration (by converting the applicable Cash Dividend Agreed Leakage Amount into a number of shares of Series C Formula One Stock equal to quotient of (1) the applicable Cash Dividend Agreed Leakage Amount divided by (2) the Euro Share Price, rounded to the nearest share with amounts 0.5 and above rounded up); or (iii) any combination of sub-Clauses (i) or (ii); and

(d)	save as provided in Clause 3.5(c) above and without double counting, the Buyer and LMC shall deduct from the Purchased Shares Consideration payable to each Relevant Seller under Clause 3.5(a) and/or 3.5(b) (as applicable) such Seller’s Agreed Leakage Amount (if anything), and such deduction shall be a reduction to the Purchased Shares Consideration payable to such Seller: (i) for each Non-Rolling Shareholder, (A) 25% of which, from such Non-Rolling Shareholder’s Determined Share Consideration (by converting the applicable Agreed Leakage Amount into a number of shares of Series C Formula One Stock equal to quotient of (1) the applicable Agreed Leakage Amount divided by (2) the Euro Share Price, rounded to the nearest share with amounts 0.5 and above rounded up); and (B) 75% of which, from such Non-Rolling Shareholder’s Completion Cash Payment Amount, (ii) for any Non-Rolling Shareholder with a remaining balance of Agreed Leakage Amount after giving effect to sub-Clause (i) above, (A) 100% of which, from such Non-Rolling Shareholder’s Completion Cash Payment Amount if such Non-Rolling Shareholder’s Determined Share Consideration is zero after giving effect to sub-Clause (i) above, and (B) 100% of which, from such Non-Rolling Shareholder’s Determined Share Consideration if such Non-Rolling Shareholder’s Completion Cash Payment Amount is zero after giving effect to sub-Clause (i) above, and (iii) for each Rollover Management Holder, 100% from such Rollover Management Holder’s Completion Cash Payment Amount, which in each case shall discharge the Relevant Seller’s obligation to make payment of such Agreed Leakage Amount pursuant to Clause 4.2 to the extent of the reduction. If, for any Relevant Seller, the Agreed Leakage Amount exceeds the sum of (1) such Seller’s Determined Share Consideration multiplied by the Euro Share Price, plus (2) such Seller’s Completion Cash Payment Amount (which excess shall be equal to the full Agreed Leakage Amount in the case of any Seller that does not have a Determined Share Consideration or Completion Cash Payment Amount), such Seller shall pay such excess in cash to the Buyer within five Business Days following Completion.

3.6	Each Seller irrevocably and unconditionally directs and authorises the Buyer to pay all cash amounts payable to it under this Agreement by the Buyer on the Completion Date to the Paying Agent’s Bank Account on its behalf, and the parties acknowledge and agree that receipt of such amounts into the Paying Agent’s Bank Account shall constitute an absolute discharge to the Buyer of the obligation to pay such amounts and the Buyer shall not be concerned to see to the application of any such amount thereafter. The Institutional Seller shall comply with any reasonable requests from the Buyer relating to the Paying Agent, including providing wire instructions, confirming receipt of the Paying Agent Completion Wire, and assisting in obtaining any requested forms (including an applicable executed Internal Revenue Service Form W-8 or W-9 or successor form) or other supporting documentation from the Paying Agent.

3.7	Where any payment is made by any Seller in satisfaction of a liability arising under this Agreement, it shall to the extent lawful be treated by the Buyer and the Sellers as an adjustment to the Purchased Shares Consideration paid to such Seller in respect of its Purchased Shares. Any such payment to the Buyer or any of its Affiliates shall be made on an after-Tax basis.

3.8	Notwithstanding anything to the contrary contained herein, the Buyer may in its sole discretion elect to increase the total Initial Cash Consideration (to an amount equal to more than seventy-five (75) per cent. of the Consideration) and correspondingly reduce the amount of Initial Share Consideration (to an amount less than twenty-five (25) per cent. of the Consideration). Such election, if made, must be made by the Buyer in writing and notified to the Institutional Seller, the LX1 Seller and the Management Seller Representatives at least 10 Business Days prior to the Completion Date. Notwithstanding anything to the contrary contained herein, the Buyer shall increase the Initial Cash Consideration and correspondingly decrease the amount of Initial Share Consideration if, under any circumstances, the Consideration Shares would exceed 19.99% of the outstanding shares of capital stock of LMC, calculated in compliance with Rule 5635 of the listing rules of The Nasdaq Stock Market LLC.

3.9	The shares of Series C Formula One Stock issued pursuant to this Agreement will be issued in a transaction exempt from registration under the Securities Act (by reason of Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D and/or Regulation S promulgated under the Securities Act) and therefore may not be re-offered or re-sold other than in conformity with the registration requirements of the Securities Act and such other applicable rules and regulations or pursuant to an exemption therefrom. The book-entry interests representing the shares of Series C Formula One Stock issued pursuant to this Agreement to “accredited investors” as defined in Rule 501(a) under the Securities Act shall bear the following legend and shall be subject to stop transfer orders consistent with such legend:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

The certificates and book-entry interests representing the shares of Series C Formula One Stock issued pursuant to this Agreement to non-“accredited investors” shall bear the following legend and shall be subject to stop transfer orders consistent with such legend:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OR EFFECTED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS, EVIDENCED BY DELIVERY TO THE ISSUER OF THE SECURITY OF A VALID OPINION OF COUNSEL TO THAT EFFECT. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

4.	LEAKAGE

4.1	Each Seller: (i) warrants to the Buyer that, at any time from and excluding the Locked Box Date up to and including the date of this Agreement, no Leakage has occurred; and (ii) undertakes to the Buyer that, at any time from the date of this Agreement to and including Completion, there will be no Leakage.

4.2	If any Leakage occurs from and excluding the Locked Box Date up to and including Completion, to the extent such Leakage is, or is deemed to be pursuant to Clause 4.6(a) or Clause 4.6(b), received by or on behalf of, or benefitted from by, any Seller or its Affiliates or Connected Persons, such Seller shall, subject to both Completion occurring and the subsequent provisions of this Clause 4, pay to the Buyer on demand (on an after-Tax basis) an amount in cash (and in the same currency in which the Leakage occurred) equal to the sum of:

(a)	the aggregate amount of such Leakage (other than any Leakage amounts which have already been repaid or reimbursed to the relevant Group Company);

(b)	all direct losses suffered or incurred by the Buyer or any Group Company as a result of such Leakage (without double counting); and

(c)	out-of-pocket, documented, third party costs and expenses (excluding any VAT other than Irrecoverable VAT) reasonably incurred by the Buyer Group in recovering such Leakage,

save that, for the avoidance of doubt, any amount already taken into account in the calculation of any Agreed Leakage Amount which reduces the Determined Share Consideration and/or the Completion Cash Payment Amount paid at Completion pursuant to Clause 3.5(c) or 3.5(d) (as applicable) shall not be recoverable under this Clause 4.2.

4.3	Each Seller undertakes to notify the Buyer (or, in the case of any Management Seller, the Management Seller Representatives) in writing as soon as is reasonably practicable after actually becoming aware (excluding, for the avoidance of doubt, any constructive or imputed awareness) of any Leakage having taken place at any time in the period from (but excluding) the Locked Box Date to (and including) Completion that would result in such Seller being required to make a payment under Clause 4.2. The Management Seller Representatives shall notify the Buyer in writing as soon as reasonably practicable after receiving any such notice from a Management Seller.

4.4	If any Leakage which has occurred at any time from and excluding the Locked Box Date is notified or comes to the attention of the Buyer on or prior to Completion then, subject to the relevant Seller(s) (the “Relevant Seller”), in its sole discretion, agreeing in writing that such Leakage has occurred and agreeing in writing the amount to be paid by the Relevant Seller pursuant to Clause 4.2 in respect of such Leakage (an “Agreed Leakage Amount”), the Buyer shall be entitled to deduct from the Determined Share Consideration and/or the Completion Cash Payment Amount to be received by the Relevant Seller pursuant to Clause 3 the full amount of such Agreed Leakage Amount in accordance with Clause 3.5(c) or 3.5(d) (as applicable).

4.5	For the avoidance of doubt:

(a)	the fact that an Agreed Leakage Amount has been agreed pursuant to Clause 4.4 in respect of any Leakage shall not of itself preclude the Buyer from recovering or claiming any further amounts payable under Clause 4.2 in respect of such Leakage which has not been taken into account in the Agreed Leakage Amount; and

(b)	the fact that any Leakage is notified or comes to the attention of the Buyer on or prior to Completion but no Agreed Leakage Amount is agreed in respect of it pursuant to Clause 4.4 shall not affect the Sellers’ obligations or the Buyer’s rights pursuant to Clause 4.2 in respect of that Leakage, provided that, to the extent any Seller has notified the Buyer of any Leakage prior to Completion pursuant to Clause 4.3 and/or Clause 4.4 (“Notified Leakage”) but no Agreed Leakage Amount is agreed in respect of it or the Buyer otherwise elects not to deduct such Notified Leakage from the Purchased Shares Consideration to be received by the Relevant Seller in accordance with Clause 4.4, the liability of the Relevant Seller under Clause 4.2 in respect of such Notified Leakage shall be no greater than it would have been had such Notified Leakage been so deducted in accordance with Clause 4.4.

4.6	For the purposes of Clause 4.2, any Leakage (including any Agreed Leakage Amount):

(a)	under Clauses 4.10(d) (to the extent not received by or on behalf of, or for the benefit of, any Seller or any Seller’s Affiliates or Connected Persons) or 4.10(e), shall be regarded as being for the benefit of each Seller in accordance with its Relevant Proportion of such Leakage;

(b)	which is a payment or incurrence of any Tax under Clause 4.10(n), shall be regarded as having benefitted each Seller to the extent that the Leakage giving rise to such Tax was received by or on behalf of, or for the benefit of, such Seller or such Seller’s Affiliates or Connected Persons;

(c)	shall include Irrecoverable VAT but exclude VAT other than Irrecoverable VAT; and

(d)	shall be calculated net of any cash Tax saving reasonably expected to be actually realised by a Group Company as a result of utilising any Relief arising as a result of such Leakage in the accounting period current at Completion, any prior accounting period and/or the immediately subsequent accounting period.

4.7	Except in the case of fraud, any claim to be made by the Buyer pursuant to Clause 4.2 must be made in writing to the Institutional Seller and the Management Seller Representatives within nine months following the Completion Date setting out:

(a)	the Buyer’s calculation of the amount of Leakage; and

(b)	such other information as is reasonably relevant to the claim at the time and in the possession or under the control of the Buyer,

and each such Seller shall cease to be under any liability to the Buyer or any other person in respect of all and any such claims not so notified to the Institutional Seller and the Management Seller Representatives (provided that any failure to provide or any delay in providing any such calculation or information in a claim notice shall not operate to limit the liability of any such Seller except to the extent that such Seller’s ability to defend such claim is prejudiced or the liability of such Seller is increased as a result of such failure or delay).

4.8	The liability of any Seller for any claim notified under Clause 4.7 shall (if it has not been previously satisfied, settled or withdrawn) cease six months after the date on which such claim was notified by the Buyer unless court proceedings in respect of the subject matter of the claim:

(a)	have been commenced by being both issued and validly served on such Seller; and

(b)	have not been withdrawn or terminated and are continuing to be pursued with reasonable diligence by the Buyer.

4.9	The Buyer acknowledges and agrees that:

(a)	subject to Clause 4.9(b) below, the only remedy available to it under this Agreement for any Leakage is contained in Clauses 3.5(c), 3.5(d) and 4.2; and

(b)	notwithstanding the foregoing sub-Clause 4.9(a), the Buyer shall be entitled to seek (whether before or after Completion) the remedies of injunction, specific performance and other equitable relief, or any combination of those remedies, for any breach or threatened breach of Clauses 4.1 or 4.2 of this Agreement, without having to prove actual damages.

4.10	“Leakage” means any of the following by any Group Company, to the extent it does not constitute Permitted Leakage:

(a)	the declaration, making or payment of any dividend or other distribution (whether in cash or in kind) or any payments in lieu of any dividend or distribution, declared, paid or made, in favour or for the benefit of any Seller or any Affiliate or Connected Person of any Seller;

(b)	any payment in respect of a distribution, repurchase, repayment, redemption or return (whether in part or in full, and whether in respect of principal or interest, and whether by reduction of capital or otherwise, and whether in cash or in kind) of any share capital or other securities of a Group Company held or owned directly or indirectly by any Seller or any Affiliate or Connected Person of any Seller;

(c)	the payment of any sum to or for the benefit of, or entering into any transaction with or for the benefit of any Seller or any Affiliate or Connected Person of any Seller, other than any payments or transaction made or entered into on arm’s length terms at fair market value, in the ordinary course of business and consistent with past practice;

(d)	the payment of any Transaction Bonuses;

(e)	the payment of any Transaction Costs;

(f)	the sale, purchase, transfer, surrender or disposal of any asset to or for the benefit of any Seller or any Affiliate or Connected Person of any Seller unless it is at a fair market value and made in the ordinary course (with the amount of Leakage arising under this Clause 4.10(f) being equal to the fair market value of the relevant asset less any cash and the fair market value of any other consideration received or to be received for it);

(g)	the amount of any gift or other gratuitous payment made to or for the benefit of any Seller or any Affiliate or Connected Person of any Seller;

(h)	the value of any guarantee or indemnity entered into by any Group Company relating to an obligation of any Seller or any Affiliate or Connected Person of any Seller, or any payment in connection with such a guarantee or indemnity (but excluding any indemnities Disclosed to the Buyer given by any Group Company to professional advisers in engagement letters relating to the Transaction);

(i)	the creation of any Encumbrance over any assets in favour of any Seller or any Affiliate or Connected Person of any Seller;

(j)	the payment of any management, shareholder, director, monitoring, advisory or supervisory fees or expenses by any Group Company to any Seller of any Affiliate or Connected Person of any Seller;

(k)	the forgiveness, release, deferral or waiver, whether conditional or not, of any amount, right, debt, benefit, obligation or claim outstanding against any Seller or any Affiliate or Connected Person of any Seller owed or due to any Group Company;

(l)	any award, assumption and/or concession of any loans, credits and/or financing instruments in favour of any Seller or any Affiliate or Connected Person of any Seller, including providing assets of any Group Company as collateral in respect of any financial indebtedness or any other obligations of any Seller or any Affiliate or Connected Person of any Seller;

(m)	the making of or entering into of any legally binding agreement or arrangement relating to any of the foregoing matters; or

(n)	without double counting, the payment or incurrence of any Tax as a consequence of 4.10(a) to 4.10(m) above.

4.11	“Permitted Leakage” means any of the following by any Group Company:

(a)	any payment made in respect of salaries, pension contributions, performance or other bonuses or other reimbursements, benefits, fees or expenses due to any director, officer, employee or consultant of any Group Company in the ordinary course of their directorship, employment or consultancy which is not arising in connection with the Transaction, but only to the extent such payments are in the ordinary course of their directorship, employment or consultancy and consistent with past practice;

(b)	any provision of service to or other non-cash benefit received as a result of the provision of services to any Seller or any of its Affiliates in respect of time spent and services provided by employees of a Group Company, in each case as reasonably provided in connection with the Transaction;

(c)	any payment made or actions undertaken in the ordinary course of business and consistent with past practice in connection with arm’s length trading with any Seller or any Affiliate or Connected Person of any Seller, including in respect of any collateralised loan obligations of any Seller or any Affiliate or Connected Person of any Seller in relation to the Existing Facilities Agreement, other than payments made in respect of advisory or monitoring fees and expenses, which payments shall only constitute Permitted Leakage in accordance with Clause 4.11(d) below;

(d)	any payment made in respect of advisory or monitoring fees and expenses in accordance with the Advisory Services Agreements, up to a maximum aggregate amount of €350,000 per annum (and prorated to the period from the Locked Box Date to (and including) the Completion Date);

(e)	any payment made by or on behalf of any Group Company to the extent that specific provision, reserve or allowance has been made for it in the Locked Box Accounts;

(f)	any payment (or accruals in respect of payments to be made) to the extent specifically provided for or otherwise specifically accounted for in the EV to Equity Bridge;

(g)	any actions undertaken at the written request, or with the prior written consent, of any member of the Buyer Group;

(h)	any payment of Disclosed Transaction Bonuses or Disclosed Transaction Costs;

(i)	the payment of the LTIP Bonuses;

(j)	any reasonable, out of pocket, third party fees, costs and expenses paid or agreed to be paid or incurred or owing (whether or not invoiced or billed) in connection with the reconciliation of any financial information of the Group to GAAP to the extent required in accordance with Clause 8.8;

(k)	directors’ and officers’ insurance costs consistent with the directors’ and officers’ insurance costs of the Group in the 12 months prior to the Locked Box Date;

(l)	any payment expressly required under this Agreement, the Management Warranty Deed or the Registration Rights Agreement;

(m)	any payment made in satisfaction of the Ratchet Withholding Tax Liability, provided that the Institutional Seller has actually transferred (or caused the transfer of) an amount equal to the Ratchet Withholding Tax Liability to the Company’s Bank Account in accordance with Clause 8.1;

(n)	any agreement or arrangement made or entered into by any Group Company to do or give effect to any matter referred to in Clauses 4.11(a) to 4.11(m); or

(o)	without double counting, any Tax that arises in respect of any matter referred to in Clauses 4.11(a) to 4.11(n).

5.	CONDITIONS

5.1	Completion shall be subject to the fulfilment of each of the following conditions (the “Conditions”):

(a)	prior to Completion, provided that if any such approval is subject to conditions, such conditions shall comply with the limitations set forth in Clause 5.4:

(i)	(A) the European Commission having issued a decision approving the Transaction under Council Regulation (EC) 139/2004 (the “EUMR”), and in the event that the European Commission refers the Transaction in part to a competent authority of a Member State pursuant to Article 4(4) or Article 9(3) of the EUMR, the competent authority concerned having issued a decision approving the Transaction or (B) in the event the European Commission refers the Transaction in whole to a competent authority of a Member State pursuant to Article 4(4) or Article 9(3) of the EUMR, the competent authority concerned issuing a decision approving the Transaction (the “EU Regulatory Condition”);

(ii)	the Administrative Council for Economic Defence (“CADE”) having issued a final approval of the Transaction, without any appeal against such approval decision of CADE within 15 days of the publication of CADE’s Superintendence-General or CADE’s Tribunal decision in Brazil’s Official Gazette (“Brazilian Regulatory Condition”);

(iii)	the UK Competition and Markets Authority (“CMA”) having either (A) following submission of a briefing paper, confirmed in writing that it requires no further information and does not intend to launch a Phase 1 merger investigation, (B) following a Phase 1 merger investigation, issued a decision that it will not make a Phase 2 reference under section 33(1) of the Enterprise Act 2002 (as amended, “EA02”) (which includes a decision under section 73(2) of the EA02 accepting undertakings in lieu of such a reference), or (C) following a Phase 2 reference under section 33(1) of the EA02 (1) determined in a report published under section 38 of the EA02 that the Transaction will not result in an anticompetitive outcome (within the meaning of section 35(2) of the EA02), or (2) determined in a notice pursuant to section 82 of the EA02 that the parties have proposed undertakings sufficient to address any such outcome (the “UK Regulatory Condition”);

(iv)	the Australian Competition and Consumer Commission giving written notice to the Buyer that either: (A) it does not propose to intervene in or seek to prevent the Transaction pursuant to section 50 of the Competition and Consumer Act 2010 (Cth); or (B) it does not propose to intervene in or seek to prevent the Transaction, subject to any undertakings offered by the Buyer pursuant to section 87B of the Competition and Consumer Act 2010 (Cth) (the “Australian Regulatory Condition”);

(v)	the Transaction having either (A) been considered by the General Directorate for International Trade and Investment (Dirección General de Comercio Internacional e Inversiones, such authority or any other Spanish government authority replacing this entity from time to time as foreign-direct-investment authority, the “Spanish Foreign Investment Authority” and for the purposes of this Clause only, Governmental Authority shall also include the Spanish Foreign Investment Authority) as not subject to foreign-direct-investment authorisation under article 7 bis of Law 19/2003 and Royal Decree 571/2023 (such laws and Regulation (EU) 2019/452 of the European Parliament and of the Council of 19 March 2019, all of them as amended or supplemented from time to time, the “Spanish FDI Rules”), or otherwise not subject to prior foreign-direct-investment authorisation under Spanish FDI Rules, with a written resolution from the Spanish Foreign Investment Authority having been received to that effect or (B) in the event that the Spanish Foreign Investment Authority confirms that the Transaction is subject to foreign-direct-investment authorisation under Spanish FDI Rules, been authorised pursuant to the Spanish FDI Rules, by a foreign-direct-investment authorisation issued by the Council of Ministers (Consejo de Ministros) of the Kingdom of Spain (the “Spanish FDI Condition”); and

(vi)	the Transaction having either (A) been considered by the Italian Presidency of the Council of Ministers (Presidenza del Consiglio dei Ministri, the “Italian Foreign Investment Authority” and, for the purposes of this Clause only, Governmental Authority shall also include the Italian Foreign Investment Authority) as not included in the scope of application of the Italian FDI Rules, with a confirmation in writing from the Italian Foreign Investment Authority having been received to that effect, or (B) been authorized pursuant to Italian FDI Rules, by a written resolution decision by the Italian Investment Authority or the issuance of no decisions within the applicable review period under the Italian FDI Rules (the “Italian FDI Condition”); and

(b)	at Completion, there being no Law of any Governmental Authority prohibiting or preventing the sale and purchase of the Purchased Shares under this Agreement or the transactions contemplated hereby.

5.2	Subject to Clauses 5.4 and 5.8, the Buyer and the Sellers shall each use their respective reasonable best endeavours, and shall use their respective reasonable best endeavours to procure that each of their respective Representatives shall, co-operate fully in all actions and omissions necessary to, each at its own cost, ensure that the Regulatory Condition and the FDI Condition are satisfied as soon as practicable and in any event no later than the Longstop Date, provided, however, that nothing in this Clause 5.2 or Clauses 5.3 or 5.4 shall restrict Formula One in the ordinary course operation of its business.

5.3	In furtherance of the Buyer’s obligations in Clause 5.2, and subject to Clauses 5.4 and 5.8:

(a)	(assuming cooperation from the Institutional Seller in compliance with Clause 5.7 to the extent requested in writing by the Buyer) the Buyer shall make all filings and notifications as soon as practicable after the date of this Agreement, including:

(i)	submitting a notification to the Italian Foreign Investment Authority with respect to the Italian FDI Condition within 10 Business Days of the date of this Agreement;

(ii)	submitting a merger notification to CADE with respect to the Brazilian Regulatory Condition within 30 Business Days of the date of this Agreement;

(iii)	submitting a consultation request to the Spanish Foreign Investment Authority with respect to the Spanish FDI Condition within 30 Business Days of the date of this Agreement;

(iv)	submitting an application for pre-assessment to the Australian Competition and Consumer Commission with respect to the Australian Regulatory Condition within 35 Business Days of the date of this Agreement;

(v)	submitting a briefing paper to the CMA with respect to the UK Regulatory Condition within 35 Business Days of the date of this Agreement; and

(vi)	submitting a draft Form CO notification to the European Commission with respect to the EU Regulatory Condition within 35 Business Days of the date of this Agreement;

and obtaining all consents, approvals, clearances, waivers or actions of any Governmental Authorities in relation to the Regulatory Condition and the FDI Condition in order to satisfy the Regulatory Condition and the FDI Condition as soon as possible after the date of this Agreement;

(b)	the Buyer shall, and shall use its reasonable best endeavours to procure that each of its Representatives shall:

(i)	promptly notify the Institutional Seller of any communication (whether written or oral) from any such Governmental Authority in relation to the Regulatory Condition and the FDI Condition, keeping the Institutional Seller regularly and reasonably informed of the progress of any notification or filing, discussing with the Institutional Seller the scope, timing and tactics for satisfying the Regulatory Condition and the FDI Condition, and providing such assistance as may reasonably be required in relation thereto;

(ii)	respond to any request for information from any such Governmental Authority in relation to the Regulatory Condition or the FDI Condition promptly;

(iii)	except to the extent prohibited by Law, only make filings, notifications, submissions or other material communications (whether orally or in writing) with any such Governmental Authority in relation to the Regulatory Condition or the FDI Condition after consulting with, and taking into account the reasonable views of the Institutional Seller as to the mode, content and timing of such communications and giving the Institutional Seller a reasonable opportunity to comment on drafts of such communications and to participate in all telephone calls and meetings with any such Governmental Authority (save to the extent that such Governmental Authority expressly requests that the Institutional Seller should not participate in such meetings or telephone calls), save that, for the avoidance of doubt, the Buyer shall retain final say over the mode, strategy, content and timing of such communications and filings;

(iv)	except to the extent prohibited by Law, provide the Institutional Seller with copies of all material written communications with such Governmental Authority in relation to the Regulatory Condition and the FDI Condition, without delay;

(v)	not make any antitrust merger control or foreign direct investment filing with any Governmental Authority in relation to the Transaction that is not required solely in order to fulfil the Regulatory Condition or the FDI Condition without the prior written consent (which shall not be unreasonably withheld, conditioned or delayed) of the Institutional Seller as to the making of such filing and, subject to Clause 5.8, its form and content; and

(vi)	not (whether alone or acting in concert with others) acquiring, offering to acquire (or causing another person acting on its behalf to acquire or offer to acquire) or entering into a definitive agreement (or causing another person acting on its behalf to enter into a definitive agreement) that, if carried into effect, would result in the acquisition of a Restricted Business that might reasonably be expected to materially prejudice or delay the satisfaction of the Regulatory Condition or the FDI Condition.

5.4	Notwithstanding anything to the contrary in this Agreement, in satisfying or procuring the satisfaction of the Regulatory Condition and the FDI Condition, the Buyer shall in no event be required to accept or assume, and its obligations to use its reasonable best endeavours to satisfy or procure the satisfaction of the Regulatory Condition and the FDI Condition shall not include, any requirement to licence, sell, divest, transfer or dispose of any of its (or its Affiliates’) or any of the Buyer Group’s or the Group Companies’ assets, shareholdings, businesses or licences nor commit to any behavioural commitments or restrictions, including any “hold separate” obligations (nor shall the Buyer be obligated to propose, negotiate, offer to commit or agree to any of the foregoing); provided that, notwithstanding the foregoing, if necessary to satisfy or procure the satisfaction of the Regulatory Condition or the FDI Condition, the Buyer agrees that it will commit to accept reasonable remedies with respect to the operations of the Group in the affected geographies that do not impair (other than impairments which, in the aggregate, are de minimis), on an annual or long-term basis, the economic value of the Company’s operations (based on the Company’s business plan as of the date hereof). Without limiting the foregoing, the Sellers shall not propose, negotiate, offer to commit or agree to licence, sell, divest, transfer or dispose of any of the Buyer’s (or its Affiliates’) or any of the Buyer Group’s or the Group Companies’ assets, shareholdings, businesses or licences nor commit to any behavioural commitments or restrictions in connection with the satisfaction of any Regulatory Condition and/or any FDI Condition without the prior written consent of the Buyer and LMC. For the avoidance of doubt, any sale, divestiture, licence or disposition of assets or businesses, and any such behavioural remedies to which the Buyer and LMC agree will have no impact on the amount of the Purchased Shares Consideration or any other payments to be made by the Buyer and/or LMC under this Agreement, including pursuant to Clauses 3, 5.5, 7, 16.2 and Schedule 4.

5.5	If the Regulatory Condition and the FDI Condition have not been satisfied in accordance with this Clause 5 by 5.00 p.m. on 31 December 2024, then the Buyer shall be entitled, in its sole discretion, to extend the Longstop Date until 5.00 p.m. on 31 March 2025, provided always that (i) the Buyer has notified the Institutional Seller of such decision to extend the Longstop Date in writing on or before 5.00 p.m. on 31 December 2024; and (ii) save where a Sellers’ Non-Compliance Event has occurred, LMC pays to the Sellers the Upfront Amount within five Business Days after 31 December 2024, failing which Clause 16 shall apply. If Completion takes place, such Upfront Amount shall be considered as additional consideration paid to the Sellers and shall not reduce or otherwise offset the Consideration. If the Longstop Date has been extended in accordance with this Clause 5.5 and the Regulatory Condition and the FDI Condition have not been satisfied by 5.00 p.m. on 31 March 2025, the Institutional Seller and the Buyer may agree in writing to extend the Longstop Date to a later time or date in their sole discretion without any obligation on either the Institutional Seller or the Buyer to agree to any such further extension. Any payment of the Upfront Amount to be made by LMC to the Sellers in accordance with this Clause 5.5 shall be made to the Sellers’ Bank Account by way of electronic transfer in immediately available funds and receipt of such sum into the Sellers’ Bank Account on or before the date falling 5 Business Days after 31 December 2024 shall be a good discharge by LMC of the obligation to make such payment in accordance with this Clause 5.5 and neither the Buyer nor LMC shall be concerned to see to the application of any such amount thereafter.

5.6	Each party agrees to bear its own costs, fees and expenses associated with compliance with the terms set out in Clauses 5.2, 5.3 and 5.4.

5.7	Without prejudice to Clause 5.2 and subject to Clause 5.8, the Institutional Seller and each Management Seller shall, and shall procure that each Affiliate of such Seller and, prior to Completion, each Group Company shall, so far as such Seller is able and to the extent that it is within its power to do so, provide the Buyer, the Buyer’s Representatives and any Governmental Authority in relation to the Regulatory Condition or the FDI Condition with any necessary information and documents reasonably required and requested by the Buyer, the Buyer’s Representatives or any Governmental Authority in writing (email to be sufficient) for the purpose of making any filings, notifications, responses to information requests, or communications to any such Governmental Authority that are required to satisfy the Regulatory Condition or the FDI Condition and otherwise provide reasonable cooperation to the Buyer, the Buyer’s Representatives or any Governmental Authority requested by the Buyer, the Buyer’s Representatives or any Governmental Authority in writing (email to be sufficient), in relation to the Regulatory Condition or the FDI Condition, in each case, promptly.

5.8	Nothing in this Clause 5 shall require a party to disclose commercially sensitive or legally privileged information regarding itself or its Representatives to another party, except to the extent necessary in order to ensure that the Regulatory Condition or the FDI Condition and any notifications required under Clause 5.9 are satisfied, in which case such disclosure shall be on a confidential external counsel-to-counsel basis only.

5.9	Each party shall, to the extent permitted by Law, promptly notify each other party in writing each time it becomes aware that:

(a)	any Regulatory Condition or FDI Condition has been satisfied; or

(b)	an event, circumstance or condition has occurred which is reasonably likely to prevent the Conditions from being satisfied by the Longstop Date,

and at the same time (or promptly thereafter) provide each other party with reasonable evidence of the same.

5.10	If any Regulatory Condition or FDI Condition is not satisfied by the Longstop Date, the Buyer or the Institutional Seller may give notice to each other party in writing to terminate this Agreement, following which Clause 16 shall apply.

5.11	The Regulatory Condition and the FDI Condition are not capable of being waived.

6.	PRE-COMPLETION OBLIGATIONS

6.1	During the period from the date of this Agreement to Completion:

(a)	each Management Seller, to the extent permissible under applicable Law, shall perform its obligations as set out in Schedule 3;

(b)	the Institutional Seller shall: (i) not create any Encumbrance over, or sell or dispose of, the Shares set out against its name in the Securities Schedule; and (ii) procure that no matter which is contrary to paragraph 1.1 of Schedule 3 shall be approved, and each of the Sellers shall promptly notify the Buyer (or, in the case of any Management Seller, the Management Seller Representatives) in writing after actually becoming aware of any event, matter or circumstance which it actually knows would constitute a breach (other than any de minimis breach) of any of the undertakings or obligations set out in this Clause 6.1, including such detail as is reasonably available to the relevant Seller at such time (excluding, in each case, any constructive or imputed awareness of such Seller). The Management Seller Representatives shall notify the Buyer in writing of the same as soon as reasonably practicable after receiving any such notice from a Management Seller.

6.2	Not less than six Business Days prior to Completion, the Institutional Seller (after consulting with a Management Seller Representative in good faith) shall provide the Buyer with a schedule in writing (the “Completion Schedule”) setting out:

(a)	details of the Paying Agent and the Paying Agent’s Bank Account;

(b)	the amount of the Disclosed Transaction Bonuses and the Disclosed Net Transaction Bonuses (together with the applicable currenc(ies), payee(s) and account details);

(c)	the amount of the Disclosed Transaction Costs (together with the applicable currenc(ies), payee(s) and account details and the amount of any VAT (whether Irrecoverable VAT or not));

(d)	the amount of the Additional Consideration;

(e)	an updated Securities Schedule setting out the number and class of Shares to be held by each Seller immediately prior to Completion;

(f)	an estimate of the Existing Revolving Facility Repayment Amount, if anything; and

(g)	the amount of any Agreed Leakage Amount and each Seller’s allocation thereof,

together with reasonable supporting information for the calculation of the above items, including, if applicable, the relevant updated shareholders’ registry book and ownership titles, for the Buyer’s review. The Institutional Seller, the Management Seller Representatives and the Buyer shall cooperate in good faith to resolve any discrepancies in the Completion Schedule.

6.3	During the 20-Day VWAP period, if LMC splits, combines, reclassifies, subdivides or recapitalises the Series C Formula One Stock, the number of shares of Series C Formula One Stock to be issued pursuant to this Agreement shall be equitably adjusted, without duplication, to proportionately reflect such split, combination, reclassification, subdivision or recapitalisation to put the Sellers receiving Consideration Shares in the same position as they would have been in had such split, combination, reclassification, subdivision or recapitalisation not occurred.

6.4	Each Senior Management Seller and the Institutional Seller shall procure that the Company:

(a)	provides the notification required under clause 25.7(a) of the Existing Facilities Agreement as soon as reasonably practicable after the date of this Agreement (the “Specified Change of Control Notification”);

(b)	delivers to the Buyer any “know your customer” or other similar requests notified to the Company pursuant to clause 25.7(b) of the Existing Facilities Agreement (“KYC Information Requests”) promptly following receipt of such KYC Information Requests by the Company; and

(c)	otherwise keeps the Buyer promptly informed of any communications with the Agent and/or the Lenders (as each such term is defined in the Existing Facilities Agreement) in relation to the Specified Change of Control Event following delivery of the Specified Change of Control Notification, including any notification received by the Company in accordance with clause 25.7(b)(ii) of the Existing Facilities Agreement.

6.5	Each Senior Management Seller shall procure that the Company:

(a)	approaches each of the existing Revolving Facility lenders under the Existing Facilities Agreement as soon as reasonably practicable after the date of this Agreement to request a waiver of their Revolving Facility Put Right (the “Change of Control Waiver”);

(b)	uses its reasonable endeavours to obtain within 45 days of the date of this Agreement an answer from each Revolving Facility lender under the Existing Facilities Agreement regarding such Revolving Facility lender’s willingness to grant the Change of Control Waiver;

(c)	provides the Buyer with reasonable opportunity in consultation with the Company to participate in obtaining the Change of Control Waiver, including permitting the Buyer to discuss the Change of Control Waiver with each Revolving Facility lender in consultation with the Company;

(d)	provides the Buyer reasonable opportunity to review and comment on any material draft and definitive agreements and other material documents directly related to the Change of Control Waiver;

(e)	obtains consent (not to be unreasonably withheld, conditioned or delayed) from the Buyer prior to executing any material agreements or other material documents directly related to the Change of Control Waiver; and

(f)	shall keep the Buyer reasonably informed of any communications with the Agent (as such term is defined in the Existing Facilities Agreement) and/or the lenders under the Revolving Facility in relation to the Change of Control Waiver.

6.6	In the event that during the period between the date of this Agreement and Completion, any of the Management Sellers (or an individual controlling such Management Seller for Management Sellers that are corporate bodies) dies (the “Deceased Shareholder”):

(a)	the Sellers (other than the Deceased Shareholder) (the “Surviving Sellers”) hereby irrevocably waive any and all pre-emption rights to acquire the Purchased Shares of the Deceased Shareholder to which they may be entitled under the Articles of Association and the Shareholders’ Agreement. The Management Sellers (on their behalf and on behalf of any of their heirs) also hereby irrevocably waive the exercise of any Mortis Cause Put Option (as defined in the Shareholders’ Agreement) to which any of their heir(s) may be entitled under the Shareholders’ Agreement, which shall be rendered inapplicable and non-enforceable as long as this Agreement is in force;

(b)	the Surviving Sellers shall procure that the Company irrevocably waives any and all pre-emption rights to acquire the Purchased Shares of the Deceased Shareholder to which it may be entitled under the Articles of Association and the Shareholders’ Agreement;

(c)	if the Deceased Shareholder is a Rollover Management Holder and is not a Specified Roller, such Deceased Shareholder’s Requested Rollover Percentage shall be reduced to zero and such Deceased Seller’s estate or heirs will be treated as a Non-Rolling Shareholder for purposes of Clause 3; and

(d)	if the Deceased Shareholder is a Specified Roller, in the event of Completion, the estate or heirs of such Deceased Shareholder will retain such Deceased Seller’s Rollover Company Shares, which will be subject to Clause 6.9.7 of the New Shareholders’ Agreement, provided that the waivers in Clause 6.6(a) and 6.6(b) shall be null and void if Completion does not occur for any reason in accordance with the terms of this Agreement.

6.7	In the period between the date of this Agreement and Completion, each Management Seller shall maintain its pledge of Transaction Security (as such term is defined in the Existing Facilities Agreement) and shall, and procure that the Company shall, carry out any other actions that may be reasonably required by BNP Paribas S.A. (as agent and security agent) pursuant to the Existing Facilities Agreement in order to maintain such Transaction Security, including the ratification and/or re-granting of such Transaction Security. Each Rollover Management Holder shall maintain its pledge of Transaction Security until such Rollover Management Holder no longer owns any Shares or the Existing Facilities Agreement has been repaid in full.

6.8	In the period between the date of this Agreement and Completion, the Sellers, the Management Seller Representatives, the Company and each Group Company shall not, and each of them shall procure that their respective Affiliates, Connected Persons and Representatives shall not, either directly or indirectly and whether or not in conjunction with any third party, make any initial or further approach to, or engage regarding any approach from, or enter into, continue or encourage any discussions or negotiations with, any other person relating to the possible purchase of the Company or any other Group Company or any of their respective businesses or equity securities or, except in the ordinary course of trading, any part of their respective business or any of their material assets, (and any of the foregoing shall be referred to as a “Competing Offer”) nor enter into any agreement or arrangement with any other person relating to a Competing Offer nor make available any information relating to the Company or any other Group Company in connection with a Competing Offer. This Clause 6.8 shall be without prejudice to the rights and obligations of the parties under Clauses 6.1 and 15 and Schedule 3. Nothing in this Clause 6.8 shall in any way restrict or prohibit the Sellers, the Management Seller Representatives, any Group Company and/or any of their respective Affiliates, Connected Persons and Representatives from: (a) disclosing to other prospective purchasers the fact that the Sellers have entered into definitive agreements with the Buyer and LMC in connection with the Transaction; or (b) making any disclosure or announcement which is reasonably required by law or by regulatory or governmental authority (including the rules and regulations of any relevant stock exchange).

6.9	Subject to Clause 6.10, in the period between the date of this Agreement and Completion, each Management Seller shall procure that the Buyer and its agents shall, subject to any limitations imposed by Anti-trust Laws, be allowed:

(a)	reasonable access to, and to take copies of (at the Buyer’s sole expense), the books, records and documents of or relating in whole or in part to the Group; and

(b)	reasonable access to the directors and employees of the Group (who shall be instructed to give all such information, assistance and explanations as the Buyer or any person acting on the Buyer’s behalf may reasonably request), in each case solely for the purposes set forth in Clause 6.10(b) below.

6.10	Any access granted pursuant to Clause 6.9 shall only be permitted:

(a)	within Working Hours upon reasonable prior notice having been provided to a Management Seller Representative and the Institutional Seller;

(b)	to the extent reasonably required by the Buyer (including to plan for (i) the integration of the Group into the Buyer Group, subject to any limitations imposed by Anti-trust Laws or (ii) any roll out of a management incentive plan to take effect from Completion); and

(c)	if the Buyer and its agents provide any confidentiality undertakings that may be reasonably required by the Institutional Seller and/or a Management Seller Representative in connection with such access, provided that access shall not give the Buyer or its agents any rights to give instructions or otherwise interfere with the management, business or conduct of any Group Company and any such access is otherwise subject to the legal, regulatory and compliance obligations of the Group Companies and the Sellers.

6.11	The Sellers will procure the convening, in accordance with the Articles of Association, of a General Meeting (as defined in the Shareholders’ Agreement) to be held before Completion for the sole purpose of, and will vote in favour of, approving the resignation (or in its absence, the removal) of the directors of the Company at that time and the appointment of directors as designated by the Buyer (which shall be for a number of directors equal or up to those currently in office), in all cases subject to and conditional upon Completion occurring as provided for in this Agreement. Other than in respect of the foregoing, the Institutional Seller shall have no obligation or liability whatsoever with respect to any resolution intended to be passed at such General Meeting.

6.12	At least five Business Days prior to the relevant due date for the payment of the Upfront Amount or Buyer Break Fee, (a) the Institutional Seller shall provide wire instructions for such payment and (b) the Sellers shall comply with any reasonable “know your customer” or other similar requests (including, without limitation, by providing an applicable executed Internal Revenue Service Form W-8 or W-9 or successor form) made by LMC at least eight Business Days prior to such due date.

6.13	From the date of this Agreement until Completion, without the prior written consent of LMC, the Institutional Seller shall not, and the Institutional Seller shall procure that its Affiliates shall not, directly or indirectly, (i) acquire, offer or seek to acquire, agree to acquire or acquire rights to acquire directly or indirectly, (whether by purchase, tender or exchange offer or otherwise), any shares of Series C Formula One Stock or any securities convertible into or exercisable or exchangeable for any shares of Series C Formula One Stock, (ii) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Series C Formula One Stock or any securities convertible into or exercisable or exchangeable for any shares of Series C Formula One Stock, (iii) engage in any derivative or hedging transaction or other arrangement, (including, without limitation, any short sale, or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the Institutional Seller or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Series C Formula One Stock, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of shares of Series C Formula One Stock, other securities, in cash or otherwise, or (iv) publicly disclose the intention to do any of the foregoing prior to Completion. Nothing in this Clause 6.13 is intended to or shall restrict, preclude or otherwise limit any activities of: (1) any person referred to in paragraph (a)(vi) (and any person referred to in paragraphs (a)(vii) and (a)(viii) insofar as they relate to any person referred to in paragraph (a)(vi)) of the definition of “Affiliate”; (2) any third party manager of any Fund acting under their own discretion or any investment of any Affiliate of the Institutional Seller therein; or (3) any subsidiary or parent undertaking of the LX1 Seller or CPP Investment Board Europe S.à r.l. from time to time a material part of whose business includes the undertaking of the investment activities referred to in this Clause 6.13 in publicly listed companies, in each case provided that such activities are carried out independently without any direction from or on behalf of the Institutional Seller and, in the case of sub-Clause (3), are subject to appropriate information barriers.

7.	COMPLETION

7.1	Completion shall take place, in unity of act, at the offices of the Notary appointed for that purpose by the Buyer (and/or at any other place(s) as agreed in writing by the Institutional Seller, a Management Seller Representative and the Buyer, and including electronic release) on:

(a)	the eighth (8th) Business Day after the last of the Regulatory Condition or the FDI Condition is satisfied; or

(b)	any other date agreed in writing by the Institutional Seller and the Buyer.

7.2	At Completion:

(a)	each Seller shall do or procure the carrying out of all those things listed in paragraph 1 of Schedule 4;

(b)	the Buyer shall do or procure the carrying out of all those things listed in paragraph 2.1 of Schedule 4; and

(c)	LMC shall do or procure the carrying out of all those things listed in paragraph 2.2 of Schedule 4.

7.3	All documents and items delivered and payments received in connection with Completion shall be held by the recipient to the order of the person delivering or making them.

7.4	Subject to Clause 7.6, simultaneously with:

(a)	the delivery of all documents and items required to be delivered;

(b)	the receipt of all payments required to be made; and

(c)	the performance of all other obligations required to be performed at Completion,

(and in the case of Clause 7.6(b), other than any such delivery, payment or performance to the extent such is not practicable), all such documents, items and payments shall cease to be held to the order of the person delivering or making them, shall be released and Completion shall be deemed to have taken place.

7.5	The Buyer shall not be obliged to complete the sale and purchase of any of the Purchased Shares under this Agreement unless the sale and purchase of all of the Purchased Shares is completed simultaneously.

7.6	Without prejudice to any rights and remedies a party may have, if the Buyer, LMC or any Seller does not comply with its Material Obligations on the date on which Completion is scheduled to occur (the “Scheduled Completion Date”), the Buyer (in the case of non-compliance by a Seller), the Institutional Seller (in the case of non-compliance by the Buyer or LMC) and the Management Seller Representatives (in the case of non-compliance by the Buyer solely affecting the Management Sellers) shall each be entitled by notice in writing to each other party (save that in the case of non-compliance by a Seller, the Buyer need serve such notice to the Institutional Seller and the Management Seller Representatives only), at its discretion:

(a)	to defer Completion to any subsequent Business Day falling not less than five Business Days or more than 10 Business Days after the Scheduled Completion Date or any later date set for Completion in accordance with this Clause 7. In such event:

(i)	the Institutional Seller (after consulting with the Management Seller Representatives in good faith) may, not less than four Business Days prior to the date for the deferred Completion (or as otherwise agreed in writing between the Institutional Seller and the Buyer), provide the Buyer with an updated Completion Schedule in accordance with the requirements of Clause 6.2, which shall then constitute the Completion Schedule for the purposes of this Agreement in lieu of any prior Completion Schedule;

(ii)	two Business Days prior to the date for the deferred Completion (or as otherwise agreed in writing between the Institutional Seller and the Buyer), the Buyer shall provide the Institutional Seller and the Management Seller Representatives with an updated Consideration Schedule in accordance with the requirements of Clauses 3.2, 3.3 and 3.4, which shall then constitute the Consideration Schedule for the purposes of this Agreement in lieu of any prior Consideration Schedule, provided that, notwithstanding anything to the contrary in the definition of 20-Day VWAP, for the purposes of this Clause 7.6(a)(ii), the 20 consecutive trading days described in the definition of 20-Day VWAP in the updated Consideration Schedule shall end (A) on the day immediately preceding the date of delivery of the initial Consideration Schedule in connection with the Scheduled Completion Date or (B) solely in the discretion of the Institutional Seller, in the event of non-compliance by the Buyer or LMC, or the Buyer, in the event of non-compliance by a Seller, on the day immediately preceding the date of delivery of the updated Consideration Schedule in connection with the deferred Completion Date; and

(iii)	this Clause 7.6 shall also apply to Completion so deferred;

(b)	so far as practicable, to complete the sale and purchase of the Purchased Shares in accordance with Clause 7.2 and Schedule 4; or

(c)	provided Completion has been deferred at least once in accordance with Clause 7.6(a), to terminate this Agreement by notice in writing to each other party, following which Clause 16 shall apply.

8.	POST-COMPLETION OBLIGATIONS

8.1	The Institutional Seller shall, within two Business Days of Completion, pay (or cause to be paid on its behalf): (a) an amount equal to the Net Ratchet Bonus of each Ratchet Manager to such Ratchet Manager’s Bank Account; and (b) an amount equal to the Ratchet Withholding Tax Liability to the Company’s Bank Account.

8.2	The Buyer shall:

(a)	promptly following receipt by the Company of an amount equal to the Ratchet Withholding Tax Liability in accordance with Clause 8.1 above, if the Ratchet Withholding Tax Liability has not already been discharged, procure that the Company pays such amount to the relevant Tax Authority in full and final discharge of the Ratchet Withholding Tax Liability;

(b)	within five Business Days following Completion, procure, to the extent not paid on or prior to the Completion Date, the payment by each relevant Group Company of the Disclosed Transaction Costs as shown in the Completion Schedule, plus any applicable VAT (without double counting any Irrecoverable VAT already included in the amount of Disclosed Transaction Costs) with respect thereto to the persons entitled to such amounts; and

(c)	by no later than the next scheduled monthly payroll following Completion, procure, to the extent not paid on or prior to the Completion Date, the payment by each relevant Group Company of: (i) the Disclosed Transaction Bonuses as shown in the Completion Schedule; and (ii) the LTIP Bonuses, in each case to the persons entitled to such amounts.

8.3	The Buyer shall, following Completion, procure that each relevant Group Company shall deduct and withhold from any payment of the Disclosed Transaction Bonuses and/or the LTIP Bonuses (to the extent such payment is made following Completion) such amount(s) as the relevant Group Company is required by Law to deduct and withhold for, or on account of, Tax. The Buyer shall, following Completion, procure that each relevant Group Company accounts to the appropriate Tax Authority for amounts so deducted or withheld, together with any associated employer national insurance contributions and apprenticeship levy (or equivalent employer contributions or employer portion of any analogous payroll or social security Taxes in any applicable jurisdiction), in each case in accordance with applicable Law.

8.4	The Buyer shall from Completion maintain until the sixth anniversary of the Completion Date, the Company’s existing run-off directors’ and officers’ insurance (“D&O Insurance”) in respect of each Institutional Director, the Independent Director and each Management Seller who is a director of the Company immediately prior to Completion. The Buyer shall, following Completion, upon request, provide any such director covered by the D&O Insurance with a copy of the terms and conditions of the D&O Insurance and proof that all premiums and other payments required from Completion have been made in respect of the D&O Insurance. The Buyer undertakes that, following Completion, it shall not to take or omit to take (and shall procure that each member of the Buyer Group shall not take or omit to take) any action which has the effect of invalidating the D&O Insurance. Any such director covered by the D&O Insurance may enforce this Clause 8.4 under the Contracts (Rights of Third Parties) Act 1999.

8.5	For a period of seven years from Completion, the Buyer shall, and shall procure that each Group Company shall:

(a)	preserve and maintain all material books, records and documents which relate to the Group and each Group Company as at Completion; and

(b)	make all such books, records and documents (insofar as they record matters occurring on or before Completion) available for inspection by each Seller and its Representatives and, subject to reasonable advance notice being given to the Buyer, permit each Seller and its Representatives to have access during normal Working Hours to, and to take copies (at such person’s own expense) of such books, records and documents, and to otherwise provide reasonable information and assistance and reasonable access to any director, officer, employee or agent or adviser of the Group, in each case to the extent reasonably required by such Seller or its Representatives for tax or accounting purposes or to comply with any Law or requirement of any Governmental Authority, whether or not such requirement has the force of law.

8.6	Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, or as expressly required by any applicable securities Law, from and after the date of this Agreement, the Buyer and LMC each covenants and agrees that neither it, nor any other person acting on its behalf, will provide any Seller or their respective agents or counsel with any information regarding the Buyer, LMC or their respective Affiliates that the Buyer or LMC believes (acting reasonably and in good faith) constitutes material non-public information without the express written consent of the Institutional Seller. Each of the Buyer and LMC understands and confirms that the Institutional Seller, the LX1 Seller and each Management Seller shall be relying on the foregoing covenant in effecting transactions in securities of LMC. Nothing in this Clause 8.6 shall prevent the Buyer or LMC from disclosing information to any Seller or their respective agents or counsel in connection with the performance of the obligations of the Buyer or LMC under this Agreement.

8.7	The Buyer and its Affiliates shall have the right to make (or choose not to make), as determined in its sole discretion, any elections under Section 338(g) of the US Internal Revenue Code of 1986, as amended (or any similar provision of US state or local law), with respect to the Transaction (and any deemed transactions resulting from any such election), provided that it is acknowledged for the avoidance of doubt that no assistance shall be required from, nor any costs shall be incurred by, any Seller in connection with the making of any such elections.

8.8	As soon as practicable following the Completion Date and in any event within 2 Business Days thereof, LMC shall file with the SEC under a Current Report on Form 8-K (or such other filing in accordance with the Exchange Act) disclosing all material terms of the transactions contemplated hereby and all information concerning the Group that constitutes material non-public information within the meaning of the U.S. federal securities laws in a form reasonably satisfactory to the Institutional Seller (the “Closing 8-K”). Not less than five Business Days prior to Completion, the Buyer shall provide the Institutional Seller and the Management Seller Representatives with a draft of the Closing 8-K for their review and comment, and the Buyer shall consider in good faith such reasonable changes proposed by the Institutional Seller and/or the Management Seller Representatives. The Company and each Seller shall reasonably cooperate in good faith and provide reasonable assistance to LMC in order to assist LMC with the filing of the Closing 8-K. Such cooperation and assistance shall include providing, prior to Completion, such information customarily provided by acquired companies as reasonably requested by LMC and, to the extent required by the rules and regulations of the SEC to be included in such Closing 8-K, provision of audited financial information for the most recent fiscal year ended prior to Completion for the Group, quarterly financial information for the Group, and reconciliation of all such financial information to GAAP, together with all applicable auditor consents required for the inclusion of such audited financial information in the Closing 8-K.

9.	WARRANTIES AND UNDERTAKINGS OF THE SELLERS AND LIMITATIONS ON LIABILITY

9.1	Each Seller warrants (in respect of itself only) as at the date of this Agreement and as at Completion as if repeated immediately prior to Completion and with references to the Securities Schedule being references to the updated Securities Schedule which forms a part of the Completion Schedule, that:

(a)	in respect of the Institutional Seller, the LX1 Seller and each Management Seller which is a corporation, such Seller is validly incorporated, in existence and duly registered under the laws of its country of incorporation;

(b)	such Seller has taken all necessary action and, in respect of the Institutional Seller, the LX1 Seller and each Management Seller which is a corporation, has all requisite power, capacity and authority to, and in respect of the Management Sellers (other than any Management Seller which is a corporation), has the requisite capacity to, enter into and perform this Agreement and the other Transaction Documents which are to be entered into by it, in each case in accordance with their terms;

(c)	such Seller is not bankrupt, has not proposed a voluntary arrangement and has not made or proposed any arrangement or composition with its creditors generally or any general class of its creditors, and it is not insolvent or unable to pay its debts within the meaning of any Laws relating to insolvency binding upon it;

(d)	this Agreement and the other Transaction Documents which are to be entered into by such Seller constitute (or shall constitute when executed) valid, legal and binding obligations on such Seller in accordance with their terms;

(e)	the execution and delivery by such Seller of this Agreement and the other Transaction Documents which are to be entered into by such Seller and the performance of and compliance with their terms and provisions will not conflict with or result in a breach of, or constitute a default under, the constitutional documents of such Seller (where such Seller is not a natural person), any agreement or instrument to which such Seller is a party or by which it is bound, or any Law, order or judgment that applies to or binds such Seller or any of its property;

(f)	no consent, action, approval or authorisation of, and no registration, declaration, notification or filing with or to, any Governmental Authority is required to be obtained, or made, by such Seller to authorise the execution or performance of this Agreement by such Seller, other than in connection with the Regulatory Condition and the FDI Condition; and

(g)	such Seller is the sole legal and beneficial owner of the Shares set out against its name in the Securities Schedule and is entitled to transfer the legal and beneficial interest in such Shares and, save in respect of any Permitted Encumbrances, there is no Encumbrance on any of the Shares being sold by it.

9.2	Each Seller undertakes to notify the Buyer in writing promptly after it becomes actually aware of any circumstance arising after the date of its execution of this Agreement which it actually knows would constitute a breach of any of the Warranties if the Warranties were repeated by reference to the facts and circumstances then existing (excluding, in each case, any constructive or imputed awareness of such Seller).

9.3	Notwithstanding any other provision of this Agreement, the following provisions shall operate to limit the liability of the Sellers in respect of any Claim:

(a)	the maximum aggregate liability of each Seller for all Claims (including any reasonable and properly incurred costs, expenses and other liabilities payable by such Seller in connection with such Claims) shall be limited to (i) the aggregate amount of the Purchased Shares Consideration payable to such Seller under this Agreement at Completion; plus (ii) in the case of any Rollover Management Holder only, the value of the Rollover Company Shares retained by such Rollover Management Holder, such value to be calculated by taking the aggregate of the value of the Determined Share Consideration and the Completion Cash Payment Amount that would have been paid to such Rollover Management Holder if it had instead sold such retained Rollover Company Shares at Completion; plus (iii) subject to Completion occurring under and in accordance with the terms of this Agreement, the amount of any Upfront Amount received by any Seller, including any Rollover Management Holder;

(b)	no Seller shall be liable in respect of any Claim and any such Claim shall be wholly barred and unenforceable unless the Buyer has given notice in writing of such Claim to such Seller (i) if it is not a Warranty Claim, on or before the date that is 18 months after Completion; and (ii) if it is a Warranty Claim, on or before the date that is 36 months after Completion and such notice in writing shall:

(i)	be given by the Buyer to such Seller as soon as reasonably practicable after the Buyer has become aware of the facts, matters, circumstances or events giving rise to such Claim (and in any event no later than half of the required time limit for replying to any such Claim under applicable Law);

(ii)	include such detail and supporting evidence as is reasonably available to the Buyer at the time of the relevant facts and circumstances giving rise to the Claim, together with the Buyer’s good faith estimate of any alleged Loss; and

(iii)	specify the specific provisions of this Agreement which are alleged to have been breached,

provided that the failure of the notice from the Buyer to comply with the requirements of paragraphs (i), (ii) or (iii) above shall not operate to limit the liability of such Seller except to the extent that such Seller’s ability to defend such Claim is prejudiced or the liability of such Seller (or reasonably and properly incurred costs and expenses of such Seller in defending such Claim) is increased as a result of such failure;

(c)	no Seller shall be liable in respect of any Claim and any liability of such Seller in respect of such Claim shall absolutely determine and cease (and no new Claim may be made in respect of the facts, matter, events or circumstances giving rise to such Claim), to the extent not previously satisfied, withdrawn or settled, six months after the date on which the notice referred to in Clause 9.3(b) is given, or, in the case of any contingent liability, within six months after such contingent liability becomes an actual liability and is due and payable unless court proceedings in respect of the subject matter of the Claim:

(i)	have been commenced by being both issued and validly served on such Seller; and

(ii)	have not been withdrawn or terminated and are continuing to be pursued with reasonable diligence by the Buyer; and

(d)	no Seller shall be liable for any indirect or consequential loss or loss of profit in respect of any Claim, unless such losses were reasonably foreseeable at the date of this Agreement,

provided nothing in this Clause 9.3 shall have the effect of limiting or restricting the liability of any Seller in respect of a Claim if it is the consequence of fraud by such Seller.

9.4	Each Seller acknowledges and agrees that on and from Completion:

(a)	except in the case of fraud and without prejudice to any matter agreed in the Transaction Documents, such Seller has no rights or remedies against and shall not bring or make any claim, proceeding, suit or action:

(i)	in connection with any information, opinion or advice supplied or given (or omitted to be supplied or given) in connection with any of the Transaction Documents against any current or former directors, officers, employees, agents and consultants of any Group Company (each of whom shall be entitled to enforce this Clause 9.4(a)(i) under the Contracts (Rights of Third Parties) Act 1999) on whom it may have relied before agreeing to any terms of, or entering into, any Transaction Document; and

(ii)	against any Group Company or any of their current or former directors, officers, employees, agents and consultants (each of which shall be entitled to enforce this Clause 9.4(a)(ii) under the Contracts (Rights of Third Parties) Act 1999), other than in respect of Permitted Rights, and with effect from Completion, such Seller hereby irrevocably releases, waives, forfeits and/or extinguishes any such claim, proceeding, suit or action.

9.5	With respect to the receipt of any Consideration Shares pursuant to this Agreement, each Seller who is acquiring Consideration Shares pursuant to this Agreement (a) is acquiring such Consideration Shares for his, her or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and/or the Registration Rights Agreement, such Seller has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof; (b) is an “accredited investor” as defined in Rule 501(a) under the Securities Act or is not a U.S. Person; (c) has sufficient knowledge and experience in finance and business that such Seller is capable of evaluating the risks and merits of its investment in LMC and such Seller is able financially to bear the risks thereof; (d) has not been presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general advertising or solicitation in connection and concurrently with this Agreement and the transactions contemplated hereby; (e) understands that the Consideration Shares issuable pursuant to this Agreement have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, and such Consideration Shares cannot be sold, transferred or otherwise disposed of unless the resale of such shares is subsequently registered under the Securities Act or an exemption from registration is then available; (f) acknowledges and understands that LMC, the Buyer and their respective Affiliates may possess material non-public information regarding LMC not known to such Seller that may impact the value of the Consideration Shares (the “Information”), and that LMC and the Buyer are unable to disclose such Information to such Seller; (g) understands, based on its experience, the disadvantage to which such Seller is subject due to the disparity of information between LMC, the Buyer and such Seller and that, notwithstanding such disparity, such Seller has deemed it appropriate to enter into this Agreement and to consummate the transactions contemplated hereby; (h) agrees that none of LMC, the Buyer or any of their respective Affiliates, principals, stockholders, partners, members, officers, directors, employees and agents shall have any liability to such Seller or his, her or its Affiliates, principals, stockholders, partners, members, officers, directors, employees, agents, grantors or beneficiaries, whatsoever due to or in connection with LMC’s or the Buyer’s non-disclosure of the Information to the Sellers in connection with the issuance of the Consideration Shares to the applicable Sellers at Completion, and each such Seller hereby irrevocably waives any claim that it might have based on the failure of LMC or the Buyer to disclose the Information to such Seller at the time of the issuance of the Consideration Shares to such Seller at Completion, and (i) has conducted its own due diligence investigation of LMC, is relying exclusively on its due diligence investigation and its own sources of information and analysis with respect to the Consideration Shares and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision to enter into this Agreement and to consummate the transactions contemplated hereby. Each Seller acknowledges that (x) LMC and the Buyer are relying on such Seller’s warranties, acknowledgements and agreements in this Agreement to proceed with the transactions contemplated hereby, and (y) without such warranties and agreements, Buyer and LMC would not enter into this Agreement or engage in such transactions. Prior to the issuance of any Consideration Shares to any Seller, such Seller shall execute a written representation letter in the Agreed Form in which such Seller reaffirms, as of the issuance of such Consideration Shares, the warranties, acknowledgments and agreements in this Clause 9.5 and, with respect to the Management Sellers, Clause 9.6.

9.6	Each Management Seller warrants solely in relation to such Management Seller that Part 3 of Schedule 1 accurately sets forth whether such Management Seller is or is not an “accredited investor” as defined in Rule 501(a) under the Securities Act and whether such Management Seller is or is not a U.S. Person. Each Management Seller further acknowledges and agrees that Schedule 5 sets forth additional (several and not joint or joint and several) warranties and acknowledgements and agreements applicable to each Management Seller that is not an “accredited investor” as defined in Rule 501(a) under the Securities Act.

10.	WARRANTIES AND UNDERTAKINGS OF THE BUYER AND LMC

10.1	The Buyer warrants to each Seller as at the date of this Agreement and as at Completion as if repeated immediately prior to Completion that:

(a)	the Buyer is validly incorporated, in existence and duly registered under the laws of its country of incorporation;

(b)	the Buyer has taken all necessary action and has all requisite power and authority to enter into and perform this Agreement and the other Transaction Documents in accordance with their terms;

(c)	this Agreement and the other Transaction Documents constitute (or shall constitute when executed) valid, legal and binding obligations on the Buyer in accordance with their terms;

(d)	the execution and delivery of this Agreement and the other Transaction Documents by the Buyer and the performance of and compliance with their terms and provisions will not conflict with or result in a breach of, or constitute a default under, the constitutional documents of the Buyer, any agreement or instrument to which the Buyer is a party or by which it is bound, or any Law, order or judgment that applies to or binds the Buyer or any of its property;

(e)	the Buyer is not bankrupt, has not proposed a voluntary arrangement and has not made or proposed any arrangement or composition with its creditors generally or any general class of its creditors, and it is not insolvent or unable to pay its debts within the meaning of any Laws relating to insolvency binding upon it;

(f)	no consent, action, approval or authorisation of, and no registration, declaration, notification or filing with or to, any Governmental Authority is required to be obtained, or made, by the Buyer to authorise the execution or performance of this Agreement by the Buyer, other than the Regulatory Condition and the FDI Condition; and

(g)	the Buyer will have at Completion funds immediately available to it on an unconditional basis sufficient to satisfy its obligations hereunder at Completion.

10.2	Each of the Buyer and LMC undertakes to notify the Institutional Seller and the Management Seller Representatives in writing promptly if it becomes actually aware of any circumstance arising after the date of its execution of this Agreement which would cause any of the Buyer’s warranties set out in Clause 10.1 or Clause 10.7 or any of LMC’s warranties set out in Clause 11.1 (if they were repeated with reference to the facts and circumstances then existing) to become untrue or inaccurate or misleading in any respect.

10.3	The Buyer and LMC each undertake to each of the Sellers for itself and as agent and trustee for each employee, director, agent, officer, consultant and adviser of any member of the Institutional Seller’s Group and/or any member of the Group (each, a “Relevant Person”) that except in the case of fraud and without prejudice to any matter agreed in: (i) the Transaction Documents; or (ii) any other direct contractual obligation existing between the Buyer and the Relevant Person:

(a)	it has no rights or remedies against (and irrevocably waives any rights or remedies it may have against) any Relevant Person;

(b)	it shall not make or bring any claim or action against (and irrevocably waives any such claim or action it may have against) any Relevant Person; and

(c)	on and from Completion, no Group Company will have any rights or remedies against or any basis for bringing any claim or action against any Relevant Person in connection with the Transaction and, with effect from Completion, the Buyer shall procure that no Group Company brings any such claim or action, provided that nothing in this Clause 10.3 shall limit the ability of the Buyer to bring any claim following Completion against any adviser to the Group, to the extent it has prepared written advice for the specific benefit of the Buyer or a member of the Group in connection with the Transaction (subject always to the terms of any reliance letter entered into between the Buyer and the relevant adviser and/or the terms of engagement of such adviser).

10.4	With effect from Completion, to the maximum extent permitted by law, the Buyer shall grant, and shall procure that the applicable Group Companies shall grant a release and full discharge to the directors (or the representative of a director) of any Group Company in the two years prior to Completion from any and all liabilities or obligations to such Group Company and shall procure that each Group Company shall waive any and all claims it has or may have against such persons in connection with his appointment as a director of (or a representative of a director of) any Group Company (except in the case of fraud and without prejudice to any matter agreed in the Transaction Documents).

10.5	The Buyer undertakes to:

(a)	ensure that the KYC Information Requests are satisfied promptly following any notification delivered by the Company pursuant to Clause 6.4(b);

(b)	provide as soon as reasonably practicable any further “know your customer” information requested by any relevant Lender (as such term is defined in the Existing Facilities Agreement) that is reasonably necessary in order to comply with the requirements under the Existing Facilities Agreement in respect of a Specified Change of Control Event;

(c)	ensure that the condition specified in paragraph (ii) of the definition of Specified Change of Control Event is satisfied on or prior to the Completion Date, and that the related documentation is in Agreed Form as soon as reasonably practicable following the date of this Agreement; and

(d)	carry out any other actions that may be reasonably required by BNP Paribas S.A. (as agent and security agent) pursuant to the Existing Facilities Agreement in order to comply with the requirements under the Existing Facilities Agreement in respect of a Specified Change of Control Event, including the ratification and/or re-granting (as applicable) of the Transaction Security (as such term is defined in the Existing Facilities Agreement).

10.6	The Buyer and LMC shall not be liable for any indirect or consequential loss or loss of profit in respect of any Claim, unless such losses were reasonably foreseeable at the date of this Agreement.

10.7	The Buyer warrants to each Seller as at the date of this Agreement that: (a) it has delivered to the Sellers true and complete copies of an executed debt commitment letter and any related term sheet, dated as of the date hereof (the “Debt Commitment Letter”), from the lenders party thereto (the “Debt Commitment Lenders”), pursuant to which, and subject to the terms and conditions of which, the Debt Commitment Lenders have committed to provide Buyer with the financing in the amounts described therein; and (b) the Debt Commitment Letter constitutes legal, valid and binding obligations of the Buyer and Delta 2 (Lux) S.à r.l. and, to the knowledge of the Buyer, the Debt Commitment Lenders, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights generally and general principles of equity.

10.8	LMC shall use reasonable endeavours to (and shall use reasonable endeavours to procure that its Representatives and transfer agent shall) provide such cooperation and assistance with respect to its transfer agent as the Institutional Seller may reasonably request in connection with up to four transfers by the Institutional Seller of its Determined Share Consideration to the LX1 Seller and/or CPP Investment Board Europe S.à r.l. and/or any of their respective Affiliates as soon as possible after Completion (each such transfer, an “Affiliate Transfer”). The Institutional Seller shall bear its own fees and expenses in connection with such Affiliate Transfers (including with respect to the obtaining of any required Medallion Guarantees), and the Institutional Seller shall bear and pay any Transfer Taxes imposed on or with respect to any Affiliate Transfer and fulfil any administrative or reporting obligation in connection with such Transfer Taxes. Such cooperation and assistance shall include, at the reasonable request in writing of the Institutional Seller, the Institutional Seller’s Representatives or LMC’s transfer agent, LMC using reasonable endeavours to facilitate any such Affiliate Transfer, providing all documents (including any legal opinions to the extent required by the transfer agent, subject to receipt of customary “backup” officer’s certificates from the transferor and transferee(s) and a legal opinion from the transferor) as are reasonably requested by LMC’s transfer agent to be provided by LMC in connection with any such Affiliate Transfer, working with LMC’s transfer agent to finalise such documents prior to Completion and using reasonable endeavours to deliver such documents to LMC’s transfer agent as soon as possible after Completion (and in any event within one trading day following the Completion Date) and shall be subject to the provision by the Institutional Seller and its transferee(s) of all information and documents reasonably requested by LMC or its transfer agent in connection with such Affiliate Transfer. The Institutional Seller agrees to reimburse LMC for any reasonable, out-of-pocket, third party expenses incurred by LMC in connection with the cooperation contemplated by this Clause 10.8, provided that the Institutional Seller shall not be required to reimburse any expenses related to such information or cooperation that is incurred in the ordinary course of business of LMC.

11.	ADDITIONAL WARRANTIES AND UNDERTAKINGS OF LMC

11.1	LMC warrants to each Seller as at the date of this Agreement and as at Completion as if repeated immediately prior to Completion that:

(a)	LMC is validly incorporated, in existence and duly registered under the laws of its country of incorporation;

(b)	LMC has taken all necessary action and has all requisite power and authority to enter into and perform this Agreement in accordance with its terms, and the approval of LMC’s stockholders is not necessary under any Law or regulation applicable to LMC, or under the listing and governance rules and regulations of Nasdaq, for LMC to enter into and perform this Agreement in accordance with its terms;

(c)	this Agreement constitutes (or shall constitute when executed) valid, legal and binding obligations on LMC in accordance with its terms;

(d)	LMC is not bankrupt, has not proposed a voluntary arrangement and has not made or proposed any arrangement or composition with its creditors generally or any general class of its creditors, and it is not insolvent or unable to pay its debts within the meaning of any Laws relating to insolvency binding upon it;

(e)	the execution and delivery of this Agreement by LMC and the performance of and compliance with its terms and provisions will not conflict with or result in a breach of, or constitute a default under, the constitutional documents of LMC, any agreement or instrument to which LMC is a party or by which it is bound, or any Law, order or judgment that applies to or binds LMC or any of its property;

(f)	no consent, action, approval or authorisation of, and no registration, declaration, notification or filing with or to, any Governmental Authority is required to be obtained, or made, by LMC to authorise the execution or performance of this Agreement by LMC, other than with respect to the Regulatory Condition and the FDI Condition; and

(g)	as of Completion, the Consideration Shares will be:

(i)	duly authorised, validly issued, fully paid and non-assessable; and

(ii)	issued to the Institutional Seller and the Management Sellers: (A) free from all Encumbrances (other than Encumbrances directly resulting from the requirements of the U.S. federal securities laws); (B) with the same rights and ranking pari passu in all respects with the Series C Formula One Stock, including the right to receive all dividends, distributions or any return of capital declared, paid or made by LMC on or after the date of issue and allotment of such Consideration Shares required under this Agreement; and (C) in compliance with applicable securities Laws;

(h)	all statements, reports, schedules, forms and other documents (including amendments, exhibits and all other information incorporated by reference therein) required to have been filed or furnished by LMC with the SEC since 1 January 2021 and through the date of this Agreement (the “LMC SEC Documents”) have been so filed or furnished with the SEC on a timely basis;

(i)	as of their respective filing dates (or, if amended or superseded by a filing prior to the date hereof, then on the date of such later filing):

(i)	each of the LMC SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder and the listing requirements and corporate governance rules and regulations of Nasdaq, each as in effect on the date such LMC SEC Documents was filed;

(ii)	none of the LMC SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(iii)	as of the date of this Agreement, neither LMC nor, to LMC’s knowledge, any of its executive officers has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of the certifications required under Section 302 or 906 of the Sarbanes-Oxley Act;

(j)	as at the date of this Agreement, LMC is: (i) eligible to register the Consideration Shares for resale by the Institutional Seller and the Management Sellers under Form S-3 promulgated under the Securities Act; and (ii) a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act;

(k)	as of the date of this Agreement, LMC is in compliance in all material respects with the listing and governance rules and regulations of Nasdaq applicable to LMC;

(l)	LMC is not and immediately following Completion, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended;

(m)	neither LMC nor, to LMC’s knowledge, any person acting on behalf of LMC, has offered or sold any of the Consideration Shares by any form of general solicitation or general advertising; and

(n)	none of LMC, its subsidiaries nor, to LMC’s knowledge, any of its or their Affiliates or any person acting on its or their behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any LMC security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Section 4(a)(2) and/or Regulation D and/or Regulation S under the 1933 Act in connection with the offer and sale by LMC of the Consideration Shares as contemplated hereby.

11.2	From and after the date hereof until Completion, LMC shall:

(a)	use reasonable endeavours to comply in all material respects with all SEC rules and regulations, including timely making, or causing to be made, any required filings; and

(b)	not liquidate or dispose of Formula One or all or substantially all of its businesses or assets.

11.3	LMC shall procure that, as at Completion: (i) the Formula One business remains owned, directly or indirectly, by LMC; (ii) if LMC’s common stock is divided into tracking stocks, the Formula One business is attributed to LMC’s Formula One Group, the performance of which is tracked by the Series C Formula One Stock, as well as the Series A and Series B Liberty Formula One common stock; and (iii) if LMC’s common stock is not divided into tracking stocks, then LMC’s common stock would include the Series C Formula One Stock, and such common stock would track the performance of all of LMC’s businesses.

11.4	LMC shall procure that any rights of pre-emption or other restrictions on the issue of any of the Consideration Shares conferred on any person by the constitutional documents of LMC as at the date of this Agreement (as amended from time to time) or otherwise are waived by such person no later than the date of issue and allotment of such Consideration Shares required under this Agreement.

11.5	LMC irrevocably and unconditionally:

(a)	guarantees, as a primary obligation to each Seller, the due and punctual performance by the Buyer of all the Guaranteed Obligations;

(b)	undertakes to each Seller that:

(i)	whenever the Buyer does not pay any amount when due under or in connection with the Guaranteed Obligations, LMC shall immediately on demand and without deduction or withholding pay that amount as if LMC was the principal obligor; and

(ii)	whenever the Buyer fails to perform any other Guaranteed Obligation, LMC shall immediately on demand perform (or procure the performance of) and satisfy (or procure the satisfaction of) that Guaranteed Obligation, so that the same benefits are conferred on such Seller as it would have received if such Guaranteed Obligations had been performed and satisfied by the Buyer; and

(c)	agrees to indemnify and hold each Seller harmless from and against, and to pay on demand (on a Euro for Euro and after-Tax basis) an amount equal to all Losses suffered or incurred (directly or indirectly) by them as a result of the non-performance by the Buyer of any of its obligations under this Agreement or any other Transaction Document, provided always that LMC’s liability under this Clause 11.5(c) in respect of any such non-performance shall not exceed either:

(i)	the liability of the Buyer in respect of such non-performance; or

(ii)	if, by reason of any insolvency (or similar proceedings), incapacity, lack of power, authority or legal personality of the Buyer or lack of due authorisation of this Agreement or such other Transaction Document by the Buyer, this Agreement or such other Transaction Document is, in whole or in part, invalid or unenforceable as against the Buyer, such amount as would be the liability of the Buyer in respect of such non-performance but for such invalidity or unenforceability.

11.6	The guarantee in Clause 11.5 is a continuing guarantee and will extend to the ultimate balance of sums payable by the Buyer in respect of the Guaranteed Obligations, regardless of any intermediate payment or discharge in whole or in part.

11.7	If any payment by the Buyer and/or LMC or any discharge of any obligations of the Buyer and/or LMC or any security for those obligations or otherwise is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of the Buyer and LMC shall continue as if the payment discharge, avoidance or reduction had not occurred; and

(b)	the Sellers shall be entitled to recover the value or amount of that security or payment from LMC, as if the payment, discharge, avoidance or reduction had not occurred.

11.8	The obligations of LMC under this Clause 11 will not be affected by any act, omission, matter or thing which, but for this Clause 11.8, would reduce, release or prejudice any of its obligations under this Clause 11 (whether or not known to them or any Seller) including:

(a)	any time, waiver or consent granted to, or composition with, the Buyer or any other person;

(b)	the release of the Buyer or any other person under the terms of any composition or arrangement with any creditor;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Buyer or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution, amalgamation, reconstruction or change in the members or status of any Seller or any other person;

(e)	any amendment (however fundamental) or replacement of any of the Guaranteed Obligations or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under this Agreement or any other document or security; or

(g)	any insolvency or similar proceedings.

11.9	LMC waives any right it may have of first requiring any Seller to proceed against or enforce any other rights or security or claim payment from any person before claiming from LMC under this Clause 11. This waiver applies irrespective of any law or any provision of this Agreement to the contrary.

11.10	Until all amounts which may be or become payable by the Buyer under or in connection with the Guaranteed Obligations have been irrevocably paid in full:

(a)	each Seller may refrain from applying or enforcing any other moneys, security or rights held or received by such Seller in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and LMC shall not be entitled to the benefit of the same;

(b)	each Seller may hold in an interest-bearing suspense account any moneys received from LMC or on account of LMC’s liability under this Clause 11;

(c)	LMC will not exercise any rights which it may have by reason of performance by it of the Guaranteed Obligations to be indemnified by the Buyer or to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Buyer in respect of the Guaranteed Obligations or of any other guarantee or security taken pursuant to, or in connection with, the Guaranteed Obligations by any Seller; and

(d)	LMC will not claim from the Buyer any sums which may be owing to it from the Buyer or have the benefit of any set off or counter claim or proof against, or dividend, composition or payment by, the Buyer.

11.11	LMC undertakes to hold any security taken from the Buyer in connection with this guarantee in trust for each Seller pending discharge in full of all of LMC’s obligations under this Clause 11.

11.12	This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Seller.

12.	MANAGEMENT seller representative

12.1	Subject to Clause 12.2, each Management Seller hereby irrevocably appoints each of Carmelo Ezpeleta Peidro and Enrique Aldama Orozco (each, a “Management Seller Representative”), each with full power, acting individually, to act on their behalf as their representative and to represent them for all purposes in connection with this Agreement, including for the purposes of:

(a)	delivering instructions to the Buyer, LMC or the Paying Agent in connection with the payment and/or issuance and allotment (as applicable) of the Purchased Shares Consideration;

(b)	accepting: (i) notices on their behalf in accordance with Clause 24; and (ii) claim forms on their behalf in accordance with Clause 29;

(c)	taking any and all actions that may be necessary or desirable, as determined by a Management Seller Representative in its sole discretion, in connection with the payment of the costs and expenses incurred with respect to the Transaction;

(d)	granting any consent, waiver or approval on their behalf under this Agreement; and

(e)	generally executing and delivering or procuring the execution and delivery of all such documents and doing all such things provided in or contemplated by this Agreement to be performed by them or a Management Seller Representative on their behalf.

12.2	If for any reason both Management Seller Representatives from time to time are unwilling or unable to act as a Management Seller Representative, or there is no Management Seller Representative appointed for any reason, the Management Sellers representing a majority of the Shares held by the Management Sellers as at the date of this Agreement (the “Relevant Majority”) shall promptly and in any event within five Business Days appoint at least one person to fill the role of Management Seller Representative, and the Relevant Majority of Management Sellers shall promptly notify the Buyer and the Institutional Seller of the identity of such other person(s), following which such other person(s) shall be a Management Seller Representative for the purposes of this Agreement and such person shall submit an updated appointment to Law Debenture Corporate Services Limited (or such other replacement process agent) for the purposes of Clause 29.

12.3	Each Management Seller:

(a)	agrees that any Management Seller Representative, in exercising the powers and authorities conferred by this Clause 12 and/or the Transaction Documents upon them, shall not be acting, or be construed as acting, as the agent or trustee on behalf of any Management Seller;

(b)	agrees that any Management Seller Representative shall be entitled to take any and all actions that may be necessary or desirable, as determined by such Management Seller Representative in its sole discretion, and shall have no liability whatsoever to the Buyer or any Management Seller in relation to the exercise of those powers and authorities, except in in the case of fraud by such Management Seller Representative;

(c)	agrees that they shall be bound by any steps or actions taken or any agreement entered into by any Management Seller Representative acting in accordance with this Agreement;

(d)	severally undertakes to indemnify each Management Seller Representative against, and pay on demand (on an after-Tax basis) an amount equal to their Relevant Proportion (excluding, for the purposes of such calculation, the Relevant Proportions of the Institutional Seller and the LX1 Seller) of all Losses which may be suffered or incurred by any Management Seller Representative and which arise directly or indirectly in connection with the exercise or the purported exercise in good faith of any of the rights or duties of such Management Seller Representative contemplated by this Agreement (except in the case of fraud); and

(e)	irrevocably authorises any Management Seller Representative:

(i)	to negotiate, compromise, settle or agree on such Management Seller’s behalf any matter arising out of or relating to this Agreement, the Management Warranty Deed and/or the Disclosure Letter (as defined in the Management Warranty Deed) with any other party and to execute on behalf of such Management Seller all documents and notices giving effect thereto;

(ii)	without affecting Clause 12.4, to act in relation to any matter which this Agreement, the Management Warranty Deed and/or the Disclosure Letter (as defined in the Management Warranty Deed) provides is to be dealt with, done or agreed by any Management Seller Representative; and

(iii)	to be their agent to receive and acknowledge on their behalf service of any proceedings in England and Wales arising out of or in connection with this Agreement, the Management Warranty Deed and/or the Disclosure Letter (as defined in the Management Warranty Deed) such service to be deemed completed on delivery to any Management Seller Representative in accordance with Clause 24 (whether or not it is forwarded to and received by the Management Sellers).

12.4	Each party shall be entitled to rely on the exercise of the powers and authorities conferred on the Management Seller Representatives as if the relevant Management Seller is exercising such powers and authorities, without any liability to any party for having relied or acted thereon.

13.	matters among the sellers

13.1	Each Seller irrevocably and unconditionally:

(a)	agrees that the allocation of the Purchased Shares Consideration and the Rollover Company Shares among the Sellers in accordance with Clause 3 is in accordance with the Articles of Association and the Shareholders’ Agreement, and accordingly each Seller agrees and consents to the allocation of the Purchased Shares Consideration and the Rollover Company Shares as set out in this Agreement and waives any rights it may have under any agreement governing the distribution of proceeds on any sale of all or any part of the share capital of the Company;

(b)	agrees and consents to the entering into of this Agreement and the Transaction and releases each other Seller from any breach by such Seller of any part of the Articles of Association, the Shareholders’ Agreement or any other agreement, by reason of the entering into of this Agreement or any of the Transaction Documents or the consummation of any part of the Transaction; and

(c)	agrees that no other Seller shall have any liability to it to settle or make payment towards any Tax liability arising on the consideration receivable by it (in whatever form), and that it has not been induced by, or relied on any, representation or warranty in relation to any Tax payable or Relief which may be available, made by any other Seller.

13.2	Each Management Seller (other than the Management Seller Representatives) agrees that (save to the extent otherwise agreed with the Institutional Seller and the Management Seller Representatives):

(a)	any information relating to any other Management Seller (including such Management Seller’s name, address, identity, Shares or amounts payable to such Management Seller under the Transaction Documents) is confidential;

(b)	such Management Seller shall only be entitled to receive and/or have access to such information to the extent that that information relates to such Management Seller or is reasonably required by such Management Seller (as determined by the Institutional Seller acting in good faith); and

(c)	any such information contained in a counterpart of this Agreement or Transaction Document provided to or executed by such Management Seller shall be redacted.

14.	W&I INSURANCE

14.1	The parties acknowledge that the Buyer or any of its Affiliates may, at their sole discretion, elect to obtain a W&I Policy in respect of the Transaction, in which case the Buyer undertakes to each Seller that:

(a)	such W&I Policy shall include a binding and irrevocable third party stipulation for no consideration for the benefit of and enforceable by each Seller that the insurer(s) under the W&I Policy are not entitled to subrogate against, or otherwise claim from, such Seller under, or in connection with, this Agreement, except in the case of fraud by such Seller;

(b)	the terms of such W&I Policy related to subrogation or claims for contribution shall not be amended, waived or varied without the prior written consent of the Institutional Seller and the Management Seller Representatives;

(c)	the insurance premium payable in connection with such W&I Policy is paid in accordance with the terms thereof; and

(d)	neither the Buyer nor any member of the Buyer Group shall terminate, cancel or take any other action or omit to do anything which would make such W&I Policy void or voidable,

provided that, for the avoidance of doubt, the limitations on the liabilities of the Sellers set out in the Transaction Documents (including, without limitation, the €1.00 cap on each Warrantor’s liability under the Management Warranty Deed) shall apply in any event irrespective of: (i) whether or not the Buyer or its Affiliate obtains a W&I Policy in respect of the Transaction; (ii) any matter regarding the status of any such W&I Policy (including, but not limited to, the vitiation, termination or expiry of any such W&I Policy or the insolvency of the underwriters); or (iii) any subsequent non-payment under any such W&I Policy.

14.2	The Buyer acknowledges that there shall not be any excess, premium or other amount payable by any Seller under or in connection with the W&I Policy.

15.	CONFIDENTIALITY AND ANNOUNCEMENTS

15.1	Subject to Clause 15.7, each party:

(a)	shall treat, and shall procure that its Affiliates treat, as strictly confidential:

(i)	the provisions of this Agreement and the other Transaction Documents (including the identities of the parties to such agreements), their subject matter and any documents referred to therein, and the process of their negotiation;

(ii)	in the case of each Seller, any information received or held by such Seller or any of its Representatives which relates to the Buyer Group or, following Completion, any Group Company; and

(iii)	in the case of the Buyer or LMC, any information directly or indirectly received or held by the Buyer, LMC, or any of their respective Representatives which relates to any Seller, any Affiliate of any Seller or, prior to Completion, any Group Company,

(together “Confidential Information”); and

(b)	shall not, and shall procure that its Affiliates shall not, except with the prior written consent of the party to whom the Confidential Information relates (which shall not be unreasonably withheld or delayed), make use of (except for the purposes of performing its obligations or exercising its rights under this Agreement or any other Transaction Document) or disclose to any person (other than its Representatives and providers of finance for the purposes of the Transaction in accordance with Clause 15.2 and, in the case of any Seller, in accordance with Clause 15.3) any Confidential Information.

15.2	Each party undertakes that it shall, and it shall procure that its Affiliates shall, only disclose Confidential Information to its Representatives and providers of finance for the purposes of the Transaction where:

(a)	it is reasonably required for the purposes of performing its obligations or exercising its rights under this Agreement or any other Transaction Document; or

(b)	it is reasonably required for the purposes of any financing put in place to enable the Buyer to perform its obligations under this Agreement or any other Transaction Document,

only where such recipients are informed of the confidential nature of the Confidential Information and the provisions of this Clause 15 and instructed to comply with this Clause 15 as if they were a party to it.

15.3	Clauses 15.1 and 15.2 shall in no way prevent or restrict any Seller or any of its Representatives from, subject to Clause 15.4, passing any Confidential Information as described in Clause 15.1(a)(i) to:

(a)	its Representatives;

(b)	any potential investor in any of its Affiliates;

(c)	any direct or indirect investor or prospective investor (whether through the holding of share capital, partnership interests or any similar interests) in the Institutional Seller, the LX1 Seller or any of their respective Affiliates or affiliated Funds or in any Fund in respect of which any general partner, investment advisor, nominee or discretionary manager of the Institutional Seller, the LX1 Seller or their respective Affiliates intends to raise; and

(d)	any actual or potential provider of finance to any of the foregoing,

provided that such recipients are informed of the confidential nature of the Confidential Information and in respect of Clauses 15.3(a) and 15.3(d) the provisions of this Clause 15 and instructed to comply with this Clause 15 as if they were a party to it.

15.4	A party which discloses Confidential Information pursuant to Clause 15.2 or Clause 15.3 shall be liable for the actions or omissions of the recipients of such disclosures in relation to the Confidential Information in breach of this Clause 15 as if they were the actions or omissions of such disclosing party.

15.5	Subject to Clauses 15.6 and 15.7, each party shall not (and shall procure that its Affiliates shall not) make any announcement (including any communication to the public, to any customers, suppliers or employees of any Group Company) concerning the subject matter of this Agreement without the prior written consent of the Institutional Seller and the Buyer.

15.6	Subject to Clauses 15.1 and 15.7, the restriction in Clause 15.5 shall not apply to any announcements made by or on behalf of any Group Company after Completion to any customers, suppliers and/or employees of such Group Company.

15.7	Clauses 15.1, 15.2 and 15.5 shall not apply if and to the extent that the party using or disclosing Confidential Information or making such announcement can demonstrate that:

(a)	disclosure is made by a party to the insurer(s) under the W&I Policy, provided such information is disclosed on a confidential basis;

(b)	such disclosure or announcement is required by Law or by any Governmental Authority (including, for the avoidance of doubt, any Tax Authority) having applicable jurisdiction;

(c)	such disclosure is required by a rule of a stock exchange or listing authority on which the shares or other securities of a party or its Affiliates are listed;

(d)	such disclosure is required for the purposes or the preparation of, or to be included within any accounts, financial statements and/or the Tax Returns or other submissions to or communications with any Tax Authority in connection with the tax affairs of the disclosing party;

(e)	such disclosure is required for the purposes of legal proceedings arising out of a Transaction Document;

(f)	such disclosure is required for the purposes of compliance with Clause 5 of this Agreement;

(g)	such disclosure or announcement is required in order to facilitate any assignment or proposed assignment of the whole or any part of the rights or benefits under this Agreement which is permitted by Clause 22; or

(h)	the Confidential Information concerned has come into the public domain other than through that party’s fault (or that of its Representatives) or the fault of any person to whom such Confidential Information has been disclosed in accordance with this Clause 15.7.

15.8	The provisions of this Clause 15 shall survive termination of this Agreement or Completion, as the case may be.

16.	TERMINATION

16.1	Written notice to terminate this Agreement may be given:

(a)	in accordance with Clause 5.10;

(b)	in accordance with Clause 7.6(c); or

(c)	by the Institutional Seller or the Buyer, if any Governmental Authority enacts, issues, promulgates, enforces or enters any Law prior to Completion that is final and non-appealable and has the effect of prohibiting or preventing the sale and purchase of the Purchased Shares under this Agreement or the transactions contemplated hereby.

16.2	If:

(a)	notice of termination is given in accordance with Clause 16.1,

then:

(b)	this Agreement shall cease to have effect immediately upon delivery of such notice of termination, except that, subject to Clauses 16.2(c) and 16.2(d) below, the Surviving Provisions and any rights or liabilities that have accrued prior to that time shall continue in full force and effect; and

(c)	where the Buyer has: (i) not extended the Longstop Date pursuant to Clause 5.5 and this Agreement is terminated as a result of the Regulatory Condition or the FDI Condition not being satisfied by 5.00 p.m. on 31 December 2024 where a Sellers’ Non-Compliance Event has not occurred; or (ii) extended the Longstop Date pursuant to Clause 5.5 but was not required to pay the Upfront Amount because of the occurrence of a Sellers’ Non-Compliance Event and this Agreement is subsequently terminated as a result of the Regulatory Condition or the FDI Condition not being satisfied by such extended Longstop Date (including, in either case, for the avoidance of doubt, if any party terminates this Agreement in accordance with Clause 16.1(c) as a result of any judgment, decision, decree or order enacted, issued, promulgated, enforced or entered by any Governmental Authority as a result of or in connection with the non-satisfaction of any Regulatory Condition or FDI Condition) (either, a “Buyer Break Fee Trigger Event”), LMC shall pay to the Sellers a fee equal to an amount of €126,000,000 (the “Buyer Break Fee”) not later than five Business Days following such Buyer Break Fee Trigger Event. For the avoidance of doubt, in no event will the Sellers be entitled to receive both the Buyer Break Fee and the Upfront Amount. Within 30 days of receipt by the Sellers of the Buyer Break Fee (the “Break Fee Refund Election Period”), the Institutional Seller shall have the right, in its sole and absolute discretion (after having consulted in good faith with the Management Seller Representatives), to elect by notice in writing to LMC to cause the Sellers to refund to LMC an amount equal to the Buyer Break Fee (a “Break Fee Refund Notice”). If the Institutional Seller delivers a Break Fee Refund Notice to LMC within the Break Fee Refund Election Period, then the Institutional Seller shall have up to five Business Days after the date of the Break Fee Refund Notice (the “Break Fee Refund Payment Period”) to cause the Sellers to pay an amount equal to the Buyer Break Fee to LMC as reimbursement. If the Institutional Seller has delivered the Break Fee Refund Notice within the Break Fee Refund Election Period and the Sellers have paid (or caused the payment of) an amount equal to the Buyer Break Fee to LMC within the Break Fee Refund Payment Period, then nothing will prohibit the Sellers from seeking any remedy (other than the Buyer Break Fee) available under this Agreement or otherwise at law or in equity. If, however, the Sellers have received the Buyer Break Fee in full in accordance with this Clause 16.2(c) and: (i) the Institutional Seller fails to submit a Break Fee Refund Notice to LMC within the Break Fee Refund Election Period; or (ii) the Sellers fail to pay (or cause the payment of) an amount equal to the Buyer Break Fee to LMC within the Break Fee Payment Period (either such occurrence in sub-Clause (i) or (ii) being a “Break Fee Refund Failure Event”), then the Institutional Seller will be deemed to have elected and agreed for and on behalf of the Sellers that the Buyer Break Fee shall be the sole and exclusive remedy of the Sellers against the Buyer and LMC in the case of the termination of this Agreement as a result of a Buyer Break Fee Trigger Event and the Buyer and LMC shall have no further liability to the Sellers arising out of such termination. Each of the Sellers agrees that upon any termination of this Agreement due to a Buyer Break Fee Trigger Event where the Buyer Break Fee has been received in full by the Sellers in accordance with this Clause 16.2(c) and a Break Fee Refund Failure Event has occurred, the Company, the Sellers and their respective former, current and future directors, officers, employees, partners, managers, members, shareholders and Affiliates (the “Company Related Parties”) shall be precluded from any other remedy against the Buyer or LMC or any LMC Related Party (as defined below), at law or in equity or otherwise, and no Company Related Party shall seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Buyer, LMC or any of their respective former, current or future directors, officers, employees, partners, managers, members, shareholders or Affiliates (the “LMC Related Parties”) in connection with this Agreement or the transactions contemplated hereby, and that the Buyer Break Fee shall constitute the sole and exclusive remedy of the Sellers for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement or the Transaction Documents to be consummated or for a breach or failure to perform hereunder, thereunder or otherwise, and none of the LMC Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, any Transaction Document or the transactions contemplated by this Agreement or any Transaction Document. Each party acknowledges and agrees that if any obligation to pay the Buyer Break Fee shall arise in accordance with this Clause 16.2(c), such obligation shall not imply that the Buyer or LMC has committed any breach of its obligations under this Agreement. The parties acknowledge and agree that the provisions set out in this Clause 16.2(c) are no more extensive than is reasonably necessary to protect the legitimate interests of the Sellers and the Group. For the avoidance of doubt, the Institutional Seller may elect for the Sellers to retain the Buyer Break Fee (by causing a Break Fee Refund Failure Event), or to pursue other available remedies (by not causing a Break Fee Refund Failure Event), but may not seek both. Any payment of the Buyer Break Fee to be made by LMC to the Sellers in accordance with this Clause 16.2(c) shall be made to the Sellers’ Bank Account by way of electronic transfer in immediately available funds and receipt of such sum into the Sellers’ Bank Account on or before the date falling 5 Business Days after the Buyer Break Fee Trigger Event shall be a good discharge by LMC of its obligation to make such payment in accordance with this Clause 16.2(c) and neither the Buyer nor LMC shall be concerned to see to the application of any such amount thereafter. A “Sellers’ Non-Compliance Event” shall have occurred where: (i) there has been a material breach of Clause 5.7 by the Institutional Seller or the LX1 Seller or the Management Seller Representatives, which has been promptly notified by the Buyer to the Institutional Seller in writing with such detail as is reasonably available to the Buyer at the relevant time; (ii) the Institutional Seller has not cured such breach within 15 Business Days of receiving such written notice from the Buyer; and (iii) such breach was the primary cause for the failure of the Buyer to satisfy the Regulatory Condition or the FDI Condition by the Longstop Date; or

(d)	where the Longstop Date has been extended (whether pursuant to Clause 5.5 or otherwise as agreed in writing between the Institutional Seller and the Buyer) where the Upfront Amount has been paid in full to the Sellers by LMC in accordance with Clause 5.5 because a Sellers’ Non-Compliance Event has not occurred, and this Agreement is terminated as a result of the Regulatory Condition or the FDI Condition not being satisfied by such extended Longstop Date (collectively, the “Extended Trigger Event”), the Institutional Seller shall have the right in its sole and absolute discretion (after having consulted in good faith with the Management Seller Representatives), within 30 days following such termination (the “Upfront Amount Refund Election Period”), to elect by notice in writing to LMC to cause the Sellers to refund to LMC an amount equal to the Upfront Amount (a “Upfront Amount Refund Notice”). If the Institutional Seller delivers an Upfront Amount Refund Notice to LMC within the Upfront Amount Refund Election Period, then the Institutional Seller shall have up to five Business Days after the date of the Upfront Amount Refund Notice (the “Upfront Amount Refund Payment Period”) to cause the Sellers to pay an amount equal to the Upfront Amount to LMC as reimbursement. If the Institutional Seller has delivered the Upfront Amount Refund Notice within the Upfront Amount Refund Election Period and the Sellers have paid (or caused the payment of) an amount equal to the Upfront Amount to LMC within the Upfront Amount Refund Payment Period, then nothing will prohibit the Sellers from seeking any remedy (other than the Upfront Amount) available under this Agreement or otherwise at law or in equity. If, however, the Sellers have received the Upfront Amount in full in accordance with Clause 5.5 and: (i) the Institutional Seller fails to submit an Upfront Amount Refund Notice to the Buyer within the Upfront Amount Refund Election Period; or (ii) the Sellers fail to pay (or cause the payment of) an amount equal to the Upfront Amount to LMC within the Upfront Amount Refund Payment Period (either such occurrence in sub-clause (i) or (ii) being an “Upfront Amount Refund Failure Event”), then the Institutional Seller will be deemed to have elected and agreed for and on behalf of the Sellers that the Upfront Amount shall be the sole and exclusive remedy of the Sellers against the Buyer and LMC in the case of the termination of this Agreement as a result of an Extended Trigger Event and the Buyer and LMC shall have no further liability to the Sellers arising out of such termination. Each of the Sellers agrees that, upon any termination of this Agreement due to an Extended Trigger Event where the Upfront Amount has been received by the Sellers in full in accordance with Clause 5.5 and an Upfront Amount Refund Failure Event has occurred, the Company Related Parties shall be precluded from any remedy (other than retention of the Upfront Amount) against the Buyer or LMC or any LMC Related Party, at law or in equity or otherwise, and no Company Related Party shall seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Buyer, LMC or any LMC Related Parties in connection with this Agreement or the transactions contemplated hereby, and that the Upfront Amount shall constitute the sole and exclusive remedy of the Sellers for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement or the Transaction Documents to be consummated or for a breach or failure to perform hereunder, thereunder or otherwise, and none of the LMC Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, any Transaction Document or the transactions contemplated by this Agreement or any Transaction Document. The parties acknowledge and agree that the provisions set out in this Clause 16.2(d) are no more extensive than is reasonably necessary to protect the legitimate interests of the Sellers and the Group. For the avoidance of doubt, the Institutional Seller may elect for the Sellers to retain the Upfront Amount (by causing an Upfront Amount Refund Failure Event), or to pursue other available remedies (by not causing an Upfront Amount Refund Failure Event), but may not seek both.

16.3	If Completion does not take place, any sum payable by LMC under or pursuant to Clauses 16.2(c) or 5.5 is exclusive of any applicable VAT. LMC and the Sellers acknowledge that the Upfront Amount (if Completion does not take place) or the Buyer Break Fee, as applicable, should be regarded for the purposes of VAT as a payment of liquidated damages and not as a payment made in consideration for any supply of goods or services made to LMC or any member of the Buyer Group. LMC and the Sellers agree to use all reasonable endeavours to ensure that any payment of the Upfront Amount (if Completion does not take place) or the Buyer Break Fee, as applicable, is so treated and, save as may be required by a change in applicable Laws or the published interpretation by a Tax Authority thereof after the date of this Agreement, shall adopt the position for invoicing and VAT reporting purposes that no VAT is chargeable on any sum paid or payable by LMC under or pursuant to Clause 5.5 or Clause 16.2(c). In the event that a Seller or an Affiliate of a Seller is required to account to a Tax Authority for VAT in respect of such sum, LMC shall, subject to the receipt of a valid VAT invoice, pay to the Sellers’ Bank Account (for the benefit of such Seller or Affiliate) an amount equal to such VAT plus all of any related interest or penalties payable to the applicable Tax Authority; provided that LMC or its Affiliates may, subject to indemnifying the Sellers against any costs incurred as a result thereof (including all of any incremental interest and penalties) contest the amount or applicability of such VAT through appropriate proceedings or procedures and shall not be required to pay any amount to the Sellers’ Bank Account (or otherwise for the benefit of any Seller or Affiliate of a Seller) with respect to such VAT, interest or penalties prior to the final resolution of such proceedings and procedures (and then only to the extent that such Seller or Affiliate is determined pursuant to such proceedings or procedures to be liable for such VAT in respect of such sum). The Sellers and their Affiliates shall (a) promptly notify LMC in writing of any assertion by a Tax Authority that VAT is owed in respect of such sum and shall promptly forward a copy of any written notice, correspondence or other communications received from a Tax Authority with respect to such VAT, (b) cooperate with LMC and its Affiliates upon reasonable request in conducting any such contest, and (c) not settle, compromise or concede to any liability with respect to VAT in respect of such sum without the prior written consent of LMC (such consent not to be unreasonably withheld, conditioned or delayed).

17.	FURTHER ASSURANCE

Each party shall execute and deliver or procure, so far as it is reasonably able, the execution and delivery of, all such documents, and shall do all such things, as any other party may reasonably require (and at the cost of such other party) for the purpose of giving full effect to the provisions of this Agreement.

18.	ENTIRE AGREEMENT AND REMEDIES

18.1	This Agreement and the other Transaction Documents together set out the entire agreement between the parties relating to the subject matter of this Agreement and the matters described in the other Transaction Documents and, save to the extent expressly set out in this Agreement or any other Transaction Document, supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

18.2	Each party acknowledges and agrees that in entering into this Agreement and the Transaction Documents it has not relied and is not relying on, and shall have no claim or remedy in respect of, any statement, representation, warranty, undertaking, assurance, promise, understanding or other provision made, whether by a party to this Agreement or not, whether written or oral, express or implied and whether negligently or innocently made, which is not expressly set out in this Agreement or any other Transaction Document.

18.3	Save as expressly set out in this Agreement or any other Transaction Document, the only right or remedy of any party in relation to any statement, representation, warranty, undertaking, assurance, promise, understanding or other provision set out in this Agreement, including for the avoidance of doubt Clause 9.5, or any other Transaction Document shall be for breach of this Agreement or the relevant Transaction Document to the exclusion of all other rights and remedies (including those in tort or arising under statute) and, in respect of any breach of this Agreement, including for the avoidance of doubt, of Clause 9.5, or any Transaction Document, the only remedy shall be a claim for damages in respect of such breach. Save as expressly set out in this Agreement, no party shall be entitled to rescind or terminate this Agreement in any circumstances whatsoever at any time, whether before or after Completion, and each party waives any rights of rescission or termination it may have.

18.4	If there is any conflict between the terms of this Agreement and any other agreement, this Agreement shall prevail (as between the parties to this Agreement and as between each Seller and any of its Affiliates on the one hand and any members of the Buyer Group on the other) unless:

(a)	such other agreement expressly states that it overrides this Agreement in the relevant respect; and

(b)	the Institutional Seller, the LX1 Seller, the Management Seller Representatives, the Buyer and LMC are either also parties to that other agreement or otherwise expressly agree in writing that such other agreement shall override this Agreement in that respect.

18.5	Notwithstanding anything to the contrary in this Agreement (including under Clause 16.2(c) and/or Clause 16.2(d)), each of the Buyer and LMC acknowledges and agrees that prior to Completion:

(a)	the Sellers may be irreparably harmed by any breach of Clauses 5.2, 5.3 or 5.4 of this Agreement and that damages alone may not be an adequate remedy for such breach;

(b)	any Seller shall be entitled to seek the remedies of injunction, specific performance and other equitable relief, or any combination of those remedies, for any breach or threatened breach of Clauses 5.2, 5.3 or 5.4 of this Agreement, without having to prove actual damages; and

(c)	it shall not assert that a remedy of specific performance with respect to Clauses 5.2, 5.3 or 5.4 of this Agreement is inequitable for any reason, nor assert that a remedy of monetary damages would provide an adequate remedy for such breach, in each case, without prejudice to any other rights or remedies that the Sellers may have under this Agreement in respect of such breach.

18.6	This Clause 18 shall not exclude any liability for or remedy in respect of fraud.

19.	POST-COMPLETION EFFECT OF AGREEMENT

Notwithstanding Completion, each provision of this Agreement and any other Transaction Document not performed at or before Completion but which remains capable of performance will remain in full force and effect and, except as otherwise expressly provided, without limit in time.

20.	WAIVER AND VARIATION

20.1	A failure or delay by a party to exercise any right or remedy provided under this Agreement or by Law, whether by conduct or otherwise, shall not constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this Agreement or by Law, whether by conduct or otherwise, shall preclude or restrict the further exercise of that or any other right or remedy.

20.2	A waiver of any right or remedy under this Agreement shall only be effective if given in writing and shall not be deemed a waiver of any subsequent breach or default.

20.3	A party that waives a right or remedy provided under this Agreement or by Law in relation to another party does not affect its rights in relation to any other party.

20.4	No variation or amendment of this Agreement shall be valid unless it is in writing and duly executed by or on behalf of the Institutional Seller, the LX1 Seller, a Management Seller Representative, the Buyer and LMC. Unless expressly agreed, no variation or amendment shall constitute a general waiver of any provision of this Agreement, nor shall it affect any rights or obligations under or pursuant to this Agreement which have already accrued up to the date of variation or amendment and the rights and obligations under or pursuant to this Agreement shall remain in full force and effect except and only to the extent that they are varied or amended.

21.	INVALIDITY

Where any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Laws of any jurisdiction then such provision shall be deemed to be severed from this Agreement and, if possible, replaced with a lawful provision which, as closely as possible, gives effect to the intention of the parties under this Agreement and, where permissible, that shall not affect or impair the legality, validity or enforceability in that, or any other, jurisdiction of any other provision of this Agreement.

22.	ASSIGNMENT

22.1	Except as provided in this Clause 22 or as the Institutional Seller, the LX1 Seller, a Management Seller Representative, the Buyer and LMC specifically agree in writing, no person shall assign, transfer, charge or otherwise deal with all or any of its rights under this Agreement nor grant, declare, create or dispose of any right or interest in it.

22.2	Subject to Clause 22.4, the Buyer may assign the benefit of (and in the case of Clause 22.2(c), charge or otherwise grant security over) this Agreement and/or of any other Transaction Document to which it is a party, in whole or in part, to, and it may be enforced by:

(a)	any member of the Buyer Group (provided if any assignee under this Clause 22.2(a) ceases to be a member of the Buyer Group, any rights under this Agreement and/or any other Transaction Document which have been assigned to it shall be promptly assigned to, or made the subject of a trust in favour of, another member of the Buyer Group);

(b)	any third party which is the legal and/or beneficial owner from time to time of any or all of the Shares or the assets of any Group Company as if such person was the Buyer under this Agreement; or

(c)	any bank or financial institution lending money or making other banking facilities available to the Buyer (or the Buyer Group) for the acquisition of the Purchased Shares, by way of security, or any refinancing thereof.

22.3	Any such person to whom an assignment is made under Clause 22.2 may itself make an assignment as if it were the Buyer under Clause 22.2.

22.4	Any assignment made pursuant to Clause 22.2 or 22.3 shall be on the basis that:

(a)	each Seller may discharge its obligations under this Agreement to the assignor until it receives notice of the assignment;

(b)	the liability of each Seller to any assignee (including in relation to any liability under the Management Warranty Deed) shall not be greater than its liability to the Buyer;

(c)	the assignment shall not result in any other Taxes, costs or expenses for which any Seller or its direct or indirect owners would be responsible; and

(d)	the Buyer will remain jointly and severally liable for any obligations under this Agreement.

22.5	This Agreement shall be binding on and continue for the benefit of the successors and assignees of each party.

23.	PAYMENTS, SET OFF AND DEFAULT INTEREST

23.1	Except as otherwise provided in this Agreement, any payment to be made pursuant to this Agreement to a party shall be made to such party’s Bank Account by way of electronic transfer in immediately available funds on or before the due date for payment. Receipt of such sum in such account on or before the due date for payment shall be a good discharge by the payer of its obligation to make such payment.

23.2	Where any Seller, the Buyer or LMC defaults in the payment when due of any damages or other sum payable by virtue of this Agreement or any other Transaction Document the liability of such Seller, the Buyer or LMC (as the case may be) shall be increased to include an amount equal to interest on such sum from the date when payment is due to the date of actual payment (both before and after judgment) at that annual rate which is 2% per annum above the base lending rate of HSBC Bank plc from time to time in effect during such period. Such interest shall accrue from day to day and be compounded quarterly and shall be payable without prejudice to any other remedy available to any other party (as the case may be) in respect of such default.

23.3	All sums payable under this Agreement shall be paid free and clear of all deductions or withholdings whatsoever, save only as provided in this Agreement or as required by applicable Law, provided that any such payment made by way of indemnity or reimbursement, or for breach of this Agreement, shall be made on an after-Tax basis.

23.4	Notwithstanding anything to the contrary in this Agreement, the following payments shall not be required to be made on an after-Tax basis: (i) the payment of any Purchased Shares Consideration (including, without limitation, in the form of Consideration Shares) by or on behalf of the Buyer, LMC or any of their Affiliates (as applicable); (ii) in circumstances where this Agreement has been terminated without Completion having occurred, any payment by or on behalf of the Buyer, LMC or any of their Affiliates for breach or non-performance (or a purported breach or non-performance) of this Agreement if and to the extent that such payment represents the amount forgone by the Sellers with respect to the Purchased Shares Consideration (including, without limitation, in the form of Consideration Shares); (iii) subject to Clause 16.3, the payment of the Buyer Break Fee (if any) by LMC; and (iv) subject to Clause 16.3, the payment of the Upfront Amount (if any) by LMC.

23.5	The Buyer and LMC confirm that, as at the date of this Agreement, they do not expect any amount to be required to be deducted or withheld for or on account of Tax from any payment of the Purchased Shares Consideration (including, without limitation, in the form of Consideration Shares), the Buyer Break Fee or the Upfront Amount. The Buyer and LMC shall provide the Sellers with prompt notice of their intention to make any deduction or withholding for or on account of Tax from payment of any Purchased Shares Consideration, the Buyer Break Fee or the Upfront Amount along with an explanation of the requirement for such deduction or withholding set forth in reasonable detail, and shall reasonably cooperate with the Sellers in good faith so as to reduce or eliminate any such deduction or withholding in a manner permitted by applicable Laws. Any such deductions or withholdings for or on account of Tax from any payments under this Agreement or any Transaction Document: (a) shall be in the minimum amount required by applicable Laws and shall be remitted to the relevant Tax Authority within any applicable deadline; and (b) shall be treated for all purposes as having been paid to the person to whom such amounts otherwise would have been paid absent such deduction or withholding.

24.	NOTICES

24.1	Any notice or other communication given under this Agreement or in connection with the matters contemplated herein shall, except where otherwise specifically provided, be in writing in the English language, addressed as provided in Clause 24.2 and served:

(a)	by hand to the relevant address, in which case it shall be deemed to have been given upon delivery to that address provided that any notice delivered outside Working Hours shall be deemed given at the start of the next period of Working Hours;

(b)	by courier (or if from any place outside the country where the relevant address is located, by air courier) to the relevant address, in which case it shall be deemed to have been given two Business Days after its delivery to a representative of the courier;

(c)	by e-mail to the relevant email address, in which case it shall, subject to no automated notification of delivery failure being received by the sender, be deemed to have been given when sent provided that any email sent outside Working Hours shall be deemed given at the start of the next period of Working Hours; or

(d)	by any other method approved in writing by the persons to whom the notice or other communication is required to be sent for the attention of, in which case it shall be deemed to have been given upon such person(s) giving written confirmation for receipt.

24.2	Notices under this Agreement shall be sent for the attention of the person and to the address or e-mail address, subject to Clause 24.3, as set out below:

For the Institutional Seller and the LX1 Seller: the details provided next to the Institutional Seller’s name in Part 1 of Schedule 1 and the LX1 Seller’s name in Part 2 of Schedule 1 (as applicable), in each case with a copy (which shall not constitute notice) to:

Name:	Latham & Watkins (London) LLP

For the attention of:	David Walker and Michael Houlder

Address:	99 Bishopsgate
London
EC2M 3XF
United Kingdom

E-mail address:	david.walker@lw.com and michael.houlder@lw.com

For each Management Seller and the Management Seller Representatives:

Name:	Equipo Directivo Dorna

For the attention of:	Mr. Carmelo Ezpeleta Peidro and Mr. Enrique Aldama Orozco

Address:	183 Príncipe de Vergara, 28002 Madrid, Spain

E-mail address:	[Separately provided]

with a copy (which shall not constitute notice) to:

Name:	Garrigues

For the attention of:	Mr. Ildefonso Polo, Mr. Miguel García and Mr. Angel García

Address:	Calle Hermosilla, 3, Madrid, Spain

E-mail address:	[Separately provided]

For the Buyer and for LMC:

Name:	Liberty Media Corporation

For the attention of:	Chief Legal Officer

Address:	12300 Liberty Boulevard
Englewood, CO 80113
USA

E-mail address:	[Separately provided]

with a copy (which shall not constitute notice) to:

Name:	C. Brophy Christensen
Bradley L. Finkelstein

Address:	O’Melveny & Myers LLP

Two Embarcadero Center
28th Floor
San Francisco, California 94111
USA

E-mail address:	bchristensen@omm.com
bfinkelstein@omm.com

24.3	Any party to this Agreement may notify each other party of any change to its address or other details specified in Clause 24.2 (or Part 1 or Part 2 of Schedule 1, as applicable) provided that:

(a)	such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later; and

(b)	in respect of each Management Seller, such notice may only be given by a Management Seller Representative.

25.	COSTS

25.1	Except as otherwise provided in this Agreement, each party shall bear its own costs and expenses arising out of or in connection with the preparation, negotiation and implementation of this Agreement and all other Transaction Documents.

25.2	The Buyer shall bear any stamp duty, stamp duty reserve tax, stamp duty land tax or other similar documentary, transfer or registration duties or taxes (including in each case any related interest or penalties) arising as a result of the entry into, or the implementation of any of the transactions contemplated by, this Agreement or of any of the other Transaction Documents (collectively, “Transfer Taxes”), other than any Transfer Taxes imposed on or with respect to any Affiliate Transfer. The Buyer shall be responsible for arranging the payment of all such Transfer Taxes, including fulfilling any administrative or reporting obligation imposed by the jurisdiction in question in connection with such payment, provided that, if and to the extent required by Law, the Sellers will execute or join in the execution of any Tax Returns with respect to such Transfer Taxes. The Management Sellers and the Management Seller Representatives shall cooperate with the Buyer, upon the reasonable request of the Buyer and at the Buyer’s sole cost, in preparing and filing any Tax Returns required to be prepared or filed in connection with any such Transfer Taxes and causing the payment of any such Transfer Taxes in accordance with this Clause 25.2.

25.3	The Buyer shall bear all the notarial costs and expenses relating to the granting of the public deeds and notarial affidavit of deposit referred to in Schedule 4, including the costs and expenses of the Notary.

26.	RIGHTS OF THIRD PARTIES

26.1	The specified third party beneficiaries of the undertakings referred to in Clauses 8.4, 9.4, 10.3 and 10.4 shall, in each case, have the right to enforce the relevant terms by reason of the Contracts (Rights of Third Parties) Act 1999.

26.2	Except as provided in Clause 26.1, a person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

26.3	Each party undertakes to each other party that their respective rights to terminate, rescind or agree any amendment, variation, waiver or settlement under this Agreement are not subject to the consent of any person that is not a party to this Agreement.

27.	COUNTERPARTS; Electronic Contracting

27.1	This Agreement may be executed in any number of counterparts. Each counterpart shall constitute an original of this Agreement but all the counterparts together shall constitute but one and the same instrument.

27.2	The parties to this Agreement agree to electronic contracting and signatures with respect to this Agreement and the other documents executed in connection herewith. Delivery of an electronic signature to, or a signed copy of, this Agreement and such other documents by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the other documents shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for under English law.

28.	GOVERNING LAW AND JURISDICTION

28.1	This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with English law, including any references to “fraud” in this Agreement, which, for the avoidance of doubt, shall not be construed in accordance with Spanish law or Spanish legal concepts such as, for example, “fraude de ley” or “conflicto en la aplicación de la norma tributaria” or any subsequent or similar concept provided for under Spanish law at any time.

28.2	The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any Disputes, and waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum. For the purposes of this Clause, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Agreement, including a dispute regarding the existence, formation, validity, interpretation, performance, breach or termination of this Agreement and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Agreement.

29.	PROCESS AGENT

29.1	Without prejudice to any other permitted mode of service, the parties agree that service of any claim form, notice or other document for the purpose of or in connection with any action or proceeding in England or Wales arising out of or in any way relating to this Agreement shall be duly served upon:

(a)	in the case of the Institutional Seller and the LX1 Seller, if it is delivered personally or sent by recorded or special delivery post (or any substantially similar form of mail) to Law Debenture Corporate Services Limited, 8th Floor, 100 Bishopsgate, London, EC2N 4AG, marked for the attention of Céline Dumazert and Jean-Christophe Gladek (in the case of the Institutional Seller) and Céline Dumazert (in the case of the LX1 Seller) or such other person and address in England or Wales as such party shall notify all the other parties in writing from time to time;

(b)	in the case of the Management Seller Representative on behalf of any Management Seller, if it is delivered personally or sent by recorded or special delivery post (or any substantially similar form of mail) to Law Debenture Corporate Services Limited, 8th Floor, 100 Bishopsgate, London, EC2N 4AG, marked for the attention of such person named in Clause 12.1 or subsequently appointed pursuant to Clause 12.2 or such other person and address in England or Wales as such party shall notify all the other parties in writing from time to time;

(c)	in the case of the Buyer, if it is delivered personally or sent by recorded or special delivery post (or any substantially similar form of mail) to Law Debenture Corporate Services Limited, 8th Floor, 100 Bishopsgate, London, EC2N 4AG, marked for the attention of Renee Wilm, Chief Legal Officer or such other person and address in England or Wales as such party shall notify all the other parties in writing from time to time; and

(d)	in the case of LMC, if it is delivered personally or sent by recorded or special delivery post (or any substantially similar form of mail) to Law Debenture Corporate Services Limited, 8th Floor, 100 Bishopsgate, London, EC2N 4AG, marked for the attention of Renee Wilm, Chief Legal Officer or such other person and address in England or Wales as such party shall notify all the other parties in writing from time to time, in each case whether or not such claim form, notice or other document is forwarded to the relevant party or received by such party.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED and delivered as a DEED by
GLOBAL RACING LX1 S.À R.L

Acting by two Managers jointly:

/s/ Celine Dumazert	/s/ Chloe Grandclaude
Signature of Manager	Signature of Manager

Celine Dumazert	Chloe Grandclaude
Name of Manager (print)	Name of Manager (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by
GLOBAL RACING LX2 S.À R.L

Acting by a Class A Manager acting jointly
with a Class B Manager:

/s/ Jean-Christophe Gladek	/s/ Celine Dumazert
Signature of Class A Manager	Signature of Class B Manager

Jean-Christophe Gladek	Celine Dumazert
Name of Class A Manager (print)	Name of Class B Manager (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by CARMELO EZPELETA PEIDRO	In the presence of:

/s/ Carmelo Ezpeleta Peidro	/s/ Lidia Acín Ventaja
Signature	Signature of witness

Lidia Acín Ventaja
Name of witness (print)

Marketing consultant
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for BALLOTTA BV under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for JOSEP VILA ROCA under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for ALBERT DEL DIESTRO LÓPEZ under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for AMPARO PORTO ESPINOSA under a power of attorney dated 27 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for GIOVANNI PIPPIA under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for PILAR GANCEDO PUIG DE LA BELLACASA under a power of attorney dated 27 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for SERGI SENDRA VIVES under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for VICENTE JIMÉNEZ MARTÍNEZ under a power of attorney dated 22 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for EDUARDO GARCÍA ÁLVAREZ under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for JORDI SAIS MOLINS under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for JOSÉ MIGUEL MASANA YURRAMENDI under a power of attorney dated 27 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for JUAN JOSÉ GONZÁLEZ RODÁN under a power of attorney dated 22 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for FERRAN JUNCAR PABÓN under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for EUGENIO DE HARO RODRÍGUEZ under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for CARLES JORBA GARCÍA under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for PHAEDRA VIVIENNE HARAMIS under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for DANIEL CARRERA PORTUSACH under a power of attorney dated 27 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for ALEJANDRO GARCÍA BENEYTO under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for JUAN CARLOS AYALA GARCÍA under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for LUIS BORONDO GIL under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for MARC SAURINA CASALS under a power of attorney dated 27 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for ÓSCAR GALLARDO PLAZA under a power of attorney dated 27 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by CAROLINA MICÓ PÉREZ	In the presence of:

/s/ Carolina Micó Pérez	/s/ Miguel Rojo Huysmans
Signature	Signature of witness

Miguel Rojo Huysmans
Name of witness (print)

Entrepreneur
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for ALBERTO PUIG DE LA ROSA under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for JAVIER GASPAR PARDO DE ANDRADE under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for ORIOL ABAD VELA under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for ALBERT GARCÍA BACHS under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by LORIS CAPIROSSI	In the presence of:

/s/ Loris Capirossi	/s/ Ingrid Tence
Signature	Signature of witness

Ingrid Tence
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for GREGORIO LAVILLA VIDAL under a power of attorney dated 26 March 2024.	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for Pedro Manuel Ortiz Gómez under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by Griselda Foguet Plaza	In the presence of:

/s/ Griselda Foguet Plaza	/s/ Andrea Romeo Foguet
Signature	Signature of witness

Andrea Romeo Foguet
Name of witness (print)

Business Manager
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for POL BARDOLET COLOMER under a power of attorney dated 27 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for Sandra Madueño Solà under a power of attorney dated 27 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for Enrique Sierra Aguilar under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for Gerard Navarro Masdeu under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for Daniel Laviña Trujillo under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by Carlos Ezpeleta González	In the presence of:

/s/ Carlos Ezpeleta González	/s/ Lidia Acín Ventaja
Signature	Signature of witness

Lidia Acín Ventaja
Name of witness (print)

Marketing consultant
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for Ana Ezpeleta GonzÁlez under a power of attorney dated 27 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for Norma SalomÉ Companys Luna under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for Jesús Jimenez Ruiz under a power of attorney dated 27 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for Ignacio Sagnier Valiente under a power of attorney dated 25 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for Xavier Ramentol Baró under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for Jordi Pons LluviÁ under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for Jaime Creus Carreras under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for Xavier Catà Llorach under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for Laura Marcos Laborda under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for María del Mar Serra Llosa under a power of attorney dated 27 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by Alexandre Arroyo Calahorro	In the presence of:

/s/ Alexandre Arroyo Calahorro	/s/ Biel Juste Calduch
Signature	Signature of witness

Biel Juste Calduch
Name of witness (print)

Entrepreneur
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by ENRIQUE ALDAMA OROZCO as attorney for Miguel Ángel Fernández García under a power of attorney dated 26 March 2024	In the presence of:

/s/ Enrique Aldama Orozco	/s/ Gemma Nájera Peláez
Signature	Signature of witness

Gemma Nájera Peláez
Name of witness (print)

N/A
Occupation of witness (print)

[*****]
Address of witness (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by JERINOVEL, S.L.

Acting by its sole director:

/s/ María Gonzalez Cort
Signature of director

María Gonzalez Cort
Name of director (print)

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by

LIBERTAD ESPECIA, S.L.U.

By:	/s/ Gregory B. Maffei
Name:	Gregory B. Maffei
Title:	Director

[Signature page to Share Purchase Agreement]

EXECUTED and delivered as a DEED by

LIBERTY MEDIA CORPORATION

By:	/s/ Craig Troyer
Name:	Craig Troyer
Title:	Senior Vice President and Assistant Secretary

[Signature page to Share Purchase Agreement]

List of Omitted Schedules

The following schedules to this Share Purchase Agreement, dated as of March 29, 2024, by and among Liberty Media Corporation, Libertad Especia, S.L.U. and the Sellers have not been provided herein:

Schedule 1 – Particulars of Sellers

Schedule 2 – Particulars of the Subsidiaries

Schedule 3 – Pre-Completion Obligations

Schedule 4 – Completion Obligations

Schedule 5 – Non-Accredited Investors

The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.